EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT



                          dated as of January 17, 1996


                                      among


                                XEROX CORPORATION



                         XEROX FINANCIAL SERVICES, INC.


                                       and


                        NEW TALEGEN HOLDINGS CORPORATION

                                       and


                         TALEGEN ACQUISITION CORPORATION









































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                                TABLE OF CONTENTS


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                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

       1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2    Other Defined Terms . . . . . . . . . . . . . . . . . . . . .   10
       1.3    Other Definitional Provisions . . . . . . . . . . . . . . . .   10

                                   ARTICLE II

               PURCHASE AND SALE OF STOCK AND PREFERRED SECURITIES

       2.1    Transfer of Stock . . . . . . . . . . . . . . . . . . . . . .   11
       2.2    Consideration for Stock . . . . . . . . . . . . . . . . . . .   11
       2.3    Transfer of Debentures  . . . . . . . . . . . . . . . . . . .   11
       2.4    Consideration for Debentures  . . . . . . . . . . . . . . . .   11
       2.5    Transfer of Preferred Securities.   . . . . . . . . . . . . .   11
       2.6    Consideration for Preferred Securities  . . . . . . . . . . .   11
       2.7    Adjustments . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                   ARTICLE III

                                     CLOSING

       3.1    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       3.2    Documents to be Delivered . . . . . . . . . . . . . . . . . .   13

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

       4.1    Organization of Seller and Parent . . . . . . . . . . . . . .   14
       4.2    Organization of the Company . . . . . . . . . . . . . . . . .   14
       4.3    Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.4    Authorization . . . . . . . . . . . . . . . . . . . . . . . .   15
       4.5    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   15
       4.6    Ridge Re  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.7    Absence of Certain Changes or Events  . . . . . . . . . . . .   18
       4.8    Title to Assets, Etc. . . . . . . . . . . . . . . . . . . . .   21
       4.9    Contracts and Commitments . . . . . . . . . . . . . . . . . .   22
       4.10   No Conflict or Violation  . . . . . . . . . . . . . . . . . .   23
       4.11   Consents and Approvals  . . . . . . . . . . . . . . . . . . .   24
       4.12   Financial Statements  . . . . . . . . . . . . . . . . . . . .   25
       4.13   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   26
       4.14   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .   26
       4.15   Investments . . . . . . . . . . . . . . . . . . . . . . . . .   27
       4.16   Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       4.17   Compliance with Law; Permits; Regulatory Matters  . . . . . .   28
       4.18   No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .   29




















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       4.19   No Other Agreements to Sell the Assets or the Company . . . .   29
       4.20   Proprietary Rights  . . . . . . . . . . . . . . . . . . . . .   30
       4.21   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . .   30
       4.22   Employment-Related Matters  . . . . . . . . . . . . . . . . .   34
       4.23   Transactions with Certain Persons . . . . . . . . . . . . . .   34
       4.24   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       4.25   Reinsurance and Retrocessions . . . . . . . . . . . . . . . .   36
       4.26   1992/93 Restructuring . . . . . . . . . . . . . . . . . . . .   36
       4.27   Capital Commitments . . . . . . . . . . . . . . . . . . . . .   36
       4.28   Environmental Laws  . . . . . . . . . . . . . . . . . . . . .   36
       4.29   Acquisition for Investment  . . . . . . . . . . . . . . . . .   37

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS

       5.1    Organization of Buyer and Holdings  . . . . . . . . . . . . .   37
       5.2    Authorization . . . . . . . . . . . . . . . . . . . . . . . .   37
       5.3    No Conflict or Violation  . . . . . . . . . . . . . . . . . .   38
       5.4    No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .   39
       5.5    Acquisition for Investment  . . . . . . . . . . . . . . . . .   39
       5.6    Organizational Documents  . . . . . . . . . . . . . . . . . .   39
       5.7    Capitalization of Buyer . . . . . . . . . . . . . . . . . . .   39
       5.8    Consents and Approvals  . . . . . . . . . . . . . . . . . . .   40
       5.9    Financial Obligations . . . . . . . . . . . . . . . . . . . .   40
       5.10   Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       5.11   Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

                                   ARTICLE VI

                  ACTIONS BY PARENT, SELLER, HOLDINGS AND BUYER
                              PRIOR TO THE CLOSING

       6.1    Maintenance of Business and Preservation of Permits and
              Services  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       6.2    Additional Financial Statements . . . . . . . . . . . . . . .   42
       6.3    Certain Prohibited Transactions . . . . . . . . . . . . . . .   43
       6.4    Investigation by Buyer  . . . . . . . . . . . . . . . . . . .   43
       6.5    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       6.6    Notification of Certain Matters . . . . . . . . . . . . . . .   45
       6.7    No Solicitations  . . . . . . . . . . . . . . . . . . . . . .   45
       6.8    Cooperation; Accounting and Other Matters . . . . . . . . . .   46
       6.9    Investment Portfolio  . . . . . . . . . . . . . . . . . . . .   46
       6.10   Reinsurance Agreements  . . . . . . . . . . . . . . . . . . .   47
       6.11   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       6.12   Seller Notes  . . . . . . . . . . . . . . . . . . . . . . . .   48
       6.13   Leesburg Training Facility  . . . . . . . . . . . . . . . . .   48
       6.14   Reserves and Book-Up  . . . . . . . . . . . . . . . . . . . .   49
       6.15   Rating Agency Presentations . . . . . . . . . . . . . . . . .   49
       6.16   Certain Admitted Assets . . . . . . . . . . . . . . . . . . .   49
       6.17   Intercompany Accounts . . . . . . . . . . . . . . . . . . . .   49
       6.18   Certain Required Transfer . . . . . . . . . . . . . . . . . .   50
       6.19   Financing . . . . . . . . . . . . . . . . . . . . . . . . . .   50




















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       6.20   Dividends Received by TRG . . . . . . . . . . . . . . . . . .   50
       6.21   Capital Contribution by Seller  . . . . . . . . . . . . . . .   51
       6.22   TOPrS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       6.23   Subsidiary Credit Agreements  . . . . . . . . . . . . . . . .   51

                                   ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF PARENT AND SELLER

       7.1    Representations, Warranties and Covenants . . . . . . . . . .   51
       7.2    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       7.3    No Governmental or Other Proceeding; Illegality . . . . . . .   52
       7.4    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       7.5    Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .   52
       7.6    Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   52
       7.7    Corporate Documents . . . . . . . . . . . . . . . . . . . . .   52
       7.8    TRG Closing . . . . . . . . . . . . . . . . . . . . . . . . .   53
       7.9    Registration Rights Agreement . . . . . . . . . . . . . . . .   53
       7.10   Solvency Matters  . . . . . . . . . . . . . . . . . . . . . .   53
       7.11   Capitalization  . . . . . . . . . . . . . . . . . . . . . . .   53
       7.12   Company Certificates  . . . . . . . . . . . . . . . . . . . .   53
       7.13   Subsidiary Releases . . . . . . . . . . . . . . . . . . . . .   53

                                  ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND BUYER

       8.1    Representations, Warranties and Covenants . . . . . . . . . .   53
       8.2    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       8.3    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       8.4    No Governmental or Other Proceeding; Illegality . . . . . . .   55
       8.5    Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .   55
       8.6    Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   55
       8.7    Corporate Documents . . . . . . . . . . . . . . . . . . . . .   56
       8.8    TRG Closing . . . . . . . . . . . . . . . . . . . . . . . . .   56
       8.9    Financing . . . . . . . . . . . . . . . . . . . . . . . . . .   56
       8.10   No Material Adverse Effect.   . . . . . . . . . . . . . . . .   56
       8.11   No Change in Rating . . . . . . . . . . . . . . . . . . . . .   56
       8.12   Resignation of Officers and Directors . . . . . . . . . . . .   56
       8.13   Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . .   56
       8.14   Seller Notes  . . . . . . . . . . . . . . . . . . . . . . . .   56
       8.15   Leesburg Training Facility Amount . . . . . . . . . . . . . .   56
       8.16   Reserves and Book-Up  . . . . . . . . . . . . . . . . . . . .   57
       8.17   Ridge Re Endorsements.    . . . . . . . . . . . . . . . . . .   57
       8.18   Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . .   57




























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                                   ARTICLE IX

                           ACTIONS BY PARENT, SELLER,
                           AND BUYER AFTER THE CLOSING

       9.1    Books and Records . . . . . . . . . . . . . . . . . . . . . .   57
       9.2    First Quadrant Final Sale, Viking Sale and Constitution Re
              Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
       9.3    Covenants Regarding the Securities  . . . . . . . . . . . . .   58
       9.4    Crostex/Camfex Purchase Money Notes . . . . . . . . . . . . .   58
       9.5    Certain Employee Benefit Matters  . . . . . . . . . . . . . .   58
       9.6    Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . .   59
       9.7    Dividends Received by TRG . . . . . . . . . . . . . . . . . .   59
       9.8    Ridge Re  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       9.9    Further Assurances  . . . . . . . . . . . . . . . . . . . . .   59

                                    ARTICLE X

                                 INDEMNIFICATION

       10.1   Survival of Representations and Warranties  . . . . . . . . .   59
       10.2   Indemnification . . . . . . . . . . . . . . . . . . . . . . .   60
       10.3   Indemnification Procedures  . . . . . . . . . . . . . . . . .   63
       10.4   Insurance Proceeds and Tax Limitations  . . . . . . . . . . .   64
       10.5   Tax Indemnification . . . . . . . . . . . . . . . . . . . . .   65

                                   ARTICLE XI

                                  MISCELLANEOUS
       11.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . .   65
       11.2   Confidentiality . . . . . . . . . . . . . . . . . . . . . . .   67
       11.3   Parent Option . . . . . . . . . . . . . . . . . . . . . . . .   67
       11.4   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . .   68
       11.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       11.6   Choice of Law . . . . . . . . . . . . . . . . . . . . . . . .   69
       11.7   Entire Agreement; Amendments and Waivers  . . . . . . . . . .   69
       11.8   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .   70
       11.9   Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . .   70
       11.10  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       11.11  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       11.12  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .   70
       11.13  Joint and Several . . . . . . . . . . . . . . . . . . . . . .   70
       11.14  No Third Party Beneficiaries. . . . . . . . . . . . . . . . .   70




























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Exhibits

Exhibit A    Form of Indenture
Exhibit B    Investment Policy
Exhibit C    Form of TOPrS Side Letter
Exhibit D    Form of Trust Agreement
Exhibit E-1  Form of Opinion of Simpson Thacher & Bartlett
Exhibit E-2  Form of Opinion of King & Spalding
Exhibit E-3  Form of Opinion of Richards, Layton & Finger
Exhibit F    Form of Registration Rights Agreement
Exhibit G    Form of Company Certificates
Exhibit H    Form of Insurance Subsidiary Releases
Exhibit I-1  Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
Exhibit I-2  Form of Opinion of Richard S. Paul
Exhibit I-3  Form of Opinion of Richard N. Frasch
Exhibit I-4  Form of Opinion of Cox & Wilkinson
Exhibit I-5  Form of Opinion of LeBoeuf, Lamb, Greene & MacRae
Exhibit I-6  Form of Opinion of Indiana counsel
Exhibit I-7  Form of Opinion of New Jersey counsel
Exhibit J    Form of Ridge Re Endorsements
Exhibit K    Form of Parent Guarantees
Exhibit L    Form of Parent and Seller Guarantees
Exhibit M    Term Sheet for Holdings Common Stock

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          STOCK PURCHASE AGREEMENT dated as of January 17, 1996 among Xerox Corporation, a New York corporation ("Parent"), Xerox Financial Services, Inc.,
                                      ------
a Delaware corporation and a wholly-owned subsidiary of Parent ("Seller"), New
                                                                 ------
Talegen Holdings Corporation, a Delaware corporation ("Holdings"), and Talegen
                                                       --------
Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Buyer").
           -----

                                    RECITALS
                                    --------

          Seller is the beneficial and record owner of 1,000 shares of common stock, par value $1.00 per share, of Talegen Holdings, Inc., a Delaware corporation (the "Company"), constituting all of the issued and outstanding
                  -------
capital stock (the "Stock") of the Company.
                    -----

          Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Stock subject to the terms and conditions of this Agreement.

          Parent is the sole stockholder of Seller and desires that Seller sell to Buyer all of the Stock, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

          "Affiliate" shall mean a Person that directly or indirectly through
           ---------
one or more intermediaries controls, is controlled by or is under common control with the Person specified. For purposes of this definition and the definition of "Subsidiary" set forth below, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Stock Purchase Agreement (together with
           ---------
all schedules and exhibits referenced herein), as amended, modified or supplemented from time to time.

          "Ancillary Agreements" shall mean, collectively, the Ridge Re
           --------------------
Endorsements, the Guarantees, the Tax Agreement and the TOPrS Side Letter.

          "Apprise" shall mean Apprise Corp., a New Jersey corporation and a
           -------
direct wholly-owned subsidiary of the Company.

          "Balance Sheet Date" shall mean June 30, 1995.
           ------------------

          "Cash Equivalents" shall mean (a) securities with maturities of one
           ----------------
year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CFI" shall mean Crum & Forster Holdings, Inc., a Delaware corporation
           ---
and a direct wholly-owned subsidiary of the Company.

          "CGI" shall mean Coregis Group, Inc., a Delaware corporation and a
           ---
direct wholly-owned subsidiary of the Company.

          "Closing Date" shall mean the date on which the Closing occurs.
           ------------

          "Code" shall have the meaning ascribed in the Tax Agreement.
           ----

































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                                                                               3




          "Company GAAP Financial Statements" shall mean the audited
           ---------------------------------
Consolidated Balance Sheets of the Company (or its predecessors) as of December 31, 1994 and 1993 and the Consolidated Statements of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of the Company (or its predecessors) for each of the three fiscal years included in the three-year period ended December 31, 1994, prepared in accordance with GAAP, together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

          "Company Interim Financial Statements" shall mean the unaudited
           ------------------------------------
Consolidated Balance Sheets and the unaudited Consolidated Statements of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of the Company for the nine-month periods ended September 30, 1994 and 1995, together with the notes thereon.

          "Constitution Re" shall mean Constitution Re Corporation, a Delaware
           ---------------
corporation.

          "Constitution Re Sale" shall mean the sale of the capital stock of
           --------------------
Constitution Re pursuant to the Stock Purchase Agreement dated December 16, 1994 between the Company and EXOR America Inc., as amended by an amendment dated December 22, 1994.

          "Contracts" shall mean all agreements, contracts, commitments and
           ---------
undertakings (other than contracts of insurance or reinsurance or retrocession agreements) to which the Company or any of the Subsidiaries is a party, an obligor or a beneficiary and (i) the performance or non-performance of which is individually or, with respect to any related series of agreements, in the aggregate, material to the Company and the Subsidiaries, taken as a whole, or
(ii) which provide for an aggregate purchase price or payments of more than $1,000,000 under any agreement during any two-year period (or $1,000,000 in the aggregate, during any two-year period, in the case of any related series of agreements).

          "Convention Statements" shall mean (i) the annual convention
           ---------------------
statements and the quarterly statement of each Insurance Subsidiary as filed with the insurance regulatory authorities in its jurisdiction of domicile for the years ended December 31, 1992, 1993 and 1994 and for the quarterly period ended September 30, 1995, and (ii) the annual convention statements of Ridge Re as filed with the insurance regulatory authorities in Bermuda for the period from December 14, 1992 to December 31, 1993 and for the year ended December 31, 1994.

          "Credit Corp." shall mean Xerox Credit Corporation, a Delaware
           -----------
corporation and a wholly-owned subsidiary of Seller.

          "Crostex/Camfex Contracts" shall mean all contracts, agreements or
           ------------------------
arrangements of the Company or any Subsidiary relating to the real property and improvements located at (i) 255

California Street, San Francisco, California, (ii) 5724 W. Los Positos Blvd., Pleasonton, California, (iii) 299 Madison Avenue, Morris Township, New Jersey,
(iv) 305 Madison Avenue, Morris Township, New Jersey and (v) 4040 North Central Expressway, Dallas, Texas, including, without limitation, any notes held by the Company or any Subsidiary (the "Crostex/Camfex Purchase Money Notes").
                                -----------------------------------

          "Debentures" shall mean the debentures to be issued pursuant to the
           ----------
Indenture.

          "Encumbrances" shall mean any claim, lien (statutory or other),
           ------------
pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance, mortgage, or other rights of third parties.

          "Environmental Laws" shall mean any and all applicable Federal, state
           ------------------
or local laws or regulations relating to the protection of the environment or of human health as it may be affected by the environment.

          "Environmental Permit" shall mean any license, permit, order, consent,
           --------------------
approval, registration, authorization, qualification or filing required under any Environmental Law.

          "Environmental Report" shall mean any report, study, assessment,
           --------------------
audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under, any Environmental Law that may in any way affect the Company or any Subsidiary other than to the extent such document addresses any issue of actual or potential noncompliance with, or actual or potential liability under, any Environmental Law by reason of any policy of insurance, reinsurance, indemnity, guaranty or assumption of liability of any party entered into by the Company or any Insurance Subsidiary.

          "Envision" shall mean Envision Claims Management Corporation, a New
           --------
Jersey corporation and a direct wholly-owned subsidiary of TRG.

          "Excluded Activities" shall mean, with respect to the Company and the
           -------------------
Subsidiaries, activities relating to insurance reserves, claims under, related to or in respect of insurance policies or any disputes related thereto, loss adjustments and loss adjustment expenses and reinsurance receivables, provided,
                                                                      --------
however, that "Excluded Activities" shall not be deemed to include any (i) of
- -------
the matters covered by the representations contained in Section 4.6, 4.9(c),
4.12 (to the extent it applies to Ridge Re) or 4.26 or other representations regarding Ridge Re or the Ridge Re Treaties or Ridge Re Endorsements or (ii) actions, suits, proceedings or claims pending by any governmental or regulatory authority to the extent based upon a violation of any law, statute, ordinance, rule or regulation.

          "Filoli" shall mean Filoli Information Systems Company, a Delaware
           ------
corporation.

          "First Quadrant" shall mean First Quadrant Corp., a New Jersey
           --------------
corporation.

          "First Quadrant Asset Sale" shall mean the sale of certain assets of
           -------------------------
First Quadrant pursuant to an Asset Purchase Agreement dated as of August 11, 1995 between First Quadrant and American Re Asset Management, Inc.

          "First Quadrant Final Sale" shall mean the sale of the capital stock
           -------------------------
of First Quadrant by the Company.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America in effect from time to time.

          "GAAP Subsidiaries" shall mean Apprise, CFI, CGI, Envision, II and
           -----------------
WSG.

          "Guarantees" shall mean the guarantees referred to in Section 8.18.
           ----------

          "Holdings Common Stock" shall mean common stock, par value $.01 per
           ---------------------
share, of Holdings.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "II" shall mean Industrial Indemnity Holdings, Inc., a Delaware
           --
corporation and a direct wholly-owned subsidiary of the Company.

          "IIC" shall mean Industrial Indemnity Company, a California
           ---
corporation and direct wholly-owned subsidiary of II.

          "Indenture" shall mean the Indenture to be dated as of the Closing
           ---------
Date between Holdings and the trustee named therein, (i) with the terms of the Debentures, the covenants and events of default set forth in Exhibit A and (ii) otherwise substantially in the form of Exhibit A, except, in the case of clause
(ii), for such changes required by the trustee thereunder which do not have an adverse effect on the holders of the Debentures or the Preferred Securities.

          "Information Returns" shall have the meaning ascribed in the Tax
           -------------------
Agreement.

          "Insurance Subsidiaries" shall mean the Subsidiaries listed on
           ----------------------
Schedule 1.1A.

          "Investment Policy" shall mean, with respect to certain Subsidiaries,
           -----------------
the policy for each such Subsidiary set forth on Exhibit B.

          "KKR" shall mean Kohlberg Kravis Roberts & Co.
           ---

          "Knowledge of Seller" shall mean (i) with respect to matters relating
           -------------------
to Parent or Seller, actual knowledge of any officer of Parent, Seller or Ridge Re set forth in Schedule 1.1B, and (ii) with respect to any matters relating to the Company or any Subsidiary, actual knowledge of any such officer of Parent or Seller, or the actual knowledge of the persons set forth in Schedule 1.1C.

          "Material Adverse Effect" with respect to any Person shall mean a
           -----------------------
material adverse effect on the business, financial condition, assets or operations of such Person, but shall exclude any effect resulting from general economic conditions.

          "Materials of Environmental Concern" shall mean any waste, pollutant,
           ----------------------------------
or contaminant or substance (including, without limitation, petroleum or petroleum products, asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls, odors, radioactivity, and electro-magnetic fields) regulated by or under, or which may otherwise give rise to liability under, any Environmental Law.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "1992/93 Restructuring" shall mean the restructuring of the Company
           ---------------------
and its subsidiaries pursuant to the Restructuring Agreement dated as of September 3, 1993 among Seller, Ridge Re, the Company and certain of the Subsidiaries.

          "Permits" shall mean all licenses, permits, orders, consents,
           -------
approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations (including, without limitation, Environmental Permits).

          "Person" shall mean an individual, a partnership, a joint venture, a
           ------
corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

          "Preferred Securities" shall mean the Trust Originated Preferred
           --------------------
Securities to be issued pursuant to the Trust Agreement.

          "Qualified Transferee" shall mean a corporation (or the wholly-owned
           --------------------
direct or indirect subsidiary thereof) which, as of the date of the consummation of a sale pursuant to Section 9.8, is an insurance company engaged in the business of reinsurance and has at least $2 billion in assets and a rating of "A+" or better by A.M. Best.

          "Ridge Re" shall mean Ridge Reinsurance Limited, a Bermuda corporation
           --------
and a wholly-owned subsidiary of Seller.

          "Ridge Re Endorsements" shall mean the endorsements to the Ridge Re
           ---------------------
Treaties referred to in Section 8.17.

          "Ridge Re GAAP Financial Statements" shall mean the audited
           ----------------------------------
Consolidated Balance Sheets of Ridge Re as of December 31, 1994 and 1993 and the related Statements of Operations and Retained Earnings and Cash Flows for the year ended December 31, 1994 and the period from December 14, 1992 to December 31, 1993, prepared in accordance with GAAP, together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

          "Ridge Re Interim Financial Statements" shall mean the unaudited
           -------------------------------------
Consolidated Balance Sheet of Ridge Re as of September 30, 1995, and the related Statements of Operations and Retained Earnings for the nine-month periods ended September 30, 1994 and September 30, 1995.

          "Ridge Re Treaties" shall mean the agreements, as amended by the
           -----------------
applicable Endorsement No. 1 thereto, contained in Schedule 1.1D.

          "S&P" shall mean Standard and Poor's Rating Group.
           ---

          "Securities" shall mean (a) the Preferred Securities and (b) any
           ----------
shares of Holdings Common Stock purchased by Seller in accordance with Section 11.3.

          "Statutory Accounting Principles" shall mean, as applied to any
           -------------------------------
Subsidiary, the statutory accounting practices prescribed or permitted by the jurisdiction of domicile of such Subsidiary.

          "Subsidiaries" shall mean all corporations, partnerships, joint
           ------------
ventures or other entities which the Company controls, directly or indirectly through one or more intermediaries. See definition of "Affiliate" in this
Section 1.1 for the meaning of "control."

          "Subsidiary GAAP Financial Statements" shall mean the audited
           ------------------------------------
Consolidated Balance Sheets of each of the GAAP Subsidiaries as of December 31, 1994 and December 31, 1993 and the Consolidated Statements of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of each such Subsidiary for each of the three fiscal years included in the three-year period ended December 31, 1994 (except 1992 financial statements for Apprise and Envision), prepared in accordance with GAAP together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

          "Subsidiary Interim Financial Statements" shall mean the unaudited
           ---------------------------------------
Consolidated Balance Sheets of each of the GAAP Subsidiaries as of September 30, 1995, and the unaudited Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of each such Subsidiary for the nine-month periods ended September 30, 1994 and 1995, together with the notes thereon.

          "Tax Agreement" shall mean the Tax Allocation and Indemnification
           -------------
Agreement dated as of the date hereof among Parent, Seller, the Company, Holdings and Buyer.

          "Tax Returns" shall have the meaning ascribed in the Tax Agreement.
           -----------

          "Taxes" shall have the meaning ascribed in the Tax Agreement.
           -----

          "Third Party Amount" shall mean any amount paid by the transferee
           ------------------
(which may be Seller or any of its Affiliates (other than the Company or any Subsidiary)) to the Company or the Subsidiaries of all or a portion of the Seller Notes or Leesburg Training Facility, as the case may be, pursuant to Sections 6.12 or 6.13.

          "Third Party Expenses" shall mean all expenses paid or payable by
           --------------------
Buyer or Holdings to other Persons in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the Financing Documents other than expenses contingent upon a payment to Buyer or Holdings or which are not payable unless there has been a breach of this Agreement by Parent, Seller, the Company or any Subsidiary, but shall in no event include any amount payable to KKR or its Affiliates (other than to Am-Re Consultants, Inc. in connection with reserve analyses) or any officer, director or employee of the Company or the Subsidiaries.

          "TOPrS Side Letter" shall mean the letter among an investment
           -----------------
partnership affiliated with Holdings, Holdings and Seller to be dated the Closing Date, substantially in the form of Exhibit C.

          "TRG" shall mean The Resolution Group, Inc., a Delaware corporation
           ---
and a direct wholly-owned subsidiary of Seller.

          "TRG Acquisition" shall mean TRG Acquisition Corporation, a Delaware
           ---------------
corporation.

          "TRG Agreement" shall mean the Stock Purchase Agreement dated as of
           -------------
the date hereof among Parent, Seller and TRG Acquisition, as amended, modified or supplemented from time to time, which contemplates that TRG Acquisition will purchase all of the outstanding capital stock of TRG from Seller, subject to the terms and conditions thereof.

          "TRG Dividend Replacement Amount" shall mean an amount equal to (i)
           -------------------------------
$15,000,000 plus (ii) $7,500,000 for each calendar quarter from July 1, 1996 to the Closing Date, provided that if the Closing Date is in the middle of a
                  --------
calendar quarter the amount for such calendar quarter shall be pro rated from the first day of such calendar quarter to the Closing Date based on actual number of days elapsed.

          "Trust" shall mean the Delaware business trust referred to in the
           -----
Trust Agreement.

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement
           ---------------
to be dated the Closing Date between Holdings and the trustees named therein (the "Trustees"), (i) with the terms of Preferred Securities set forth in
      --------
Exhibit D and (ii) otherwise substantially in the form of Exhibit D, except, in the case of clause (ii), for such changes required by the Property Trustee (as defined in the Trust Agreement) which do not have an adverse effect on the holders of the Debentures or the Preferred Securities.

          "Underwriter Letter" shall mean that certain letter dated January 17,
           ------------------
1996 between a nationally recognized underwriter and Buyer stating that such underwriter is highly confident that Buyer will be able to obtain funds referenced therein, before underwriting discounts and commissions, from the sale of subordinated debt of Buyer.

          "Underwritten Notes" shall mean the subordinated debt securities of
           ------------------
Buyer issued by Buyer in an offering underwritten by a nationally recognized underwriter pursuant to the Underwriter Letter.

          "Viking" shall mean Viking Insurance Holdings, Inc., a  Delaware
           ------
corporation.

          "Viking Sale" shall mean the sale of the capital stock of Viking
           -----------
pursuant to a Stock Purchase Agreement dated as of April 26, 1995 between the Company and Guaranty National Corporation.

          "WSG" shall mean Westchester Specialty Group, Inc., a Delaware
           ---
corporation and a direct wholly-owned subsidiary of the Company.

          1.2  Other Defined Terms.  The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:

     Term                                     Section
     ----                                     -------

          "AARG"                                          4.7
          "Actions"                                       4.13
          "A.M. Best"                                     6.15
          "Assets"                                        4.8
          "Closing"                                       3.1
          "Common Securities"                             2.4
          "Company Plans"                                 4.21
          "Confidentiality Agreement"                     6.4
          "Crostex/Camfex Purchase Money Notes"           1.1
          "Damages"                                      10.2
          "ERISA"                                         4.21
          "ESOP"                                          9.5
          "Excluded Business"                            10.2
          "Exchange Act"                                  4.11
          "Financing"                                     5.3
          "Financing Documents"                           5.3
          "Indemnitee"                                   10.3
          "Indemnitor"                                   10.3
          "Indenture"                                     6.19
          "Intellectual Property"                         4.20
          "Leesburg Training Facility                     6.13
             Amount"
          "Leesburg Training Facility"                    6.13
          "Liabilities"                                   4.14
          "Long Term Incentive Program"                   4.7
          "Notice"                                       10.3
          "Personnel"                                     4.13
          "Section 4.5 Subsidiaries"                      4.5
          "Securities Act"                                4.3
          "Seller Notes"                                  4.23
          "Subsidiary Credit Agreements"                  4.14
          "TRG Contributed Dividends"                     6.20
          "Trustees"                                      1.1

          1.3  Other Definitional Provisions.  (a)  The words "hereof", "herein"
               -----------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

               PURCHASE AND SALE OF STOCK AND PREFERRED SECURITIES
               ---------------------------------------------------

          2.1  Transfer of Stock.  Upon the terms and subject to the conditions
               -----------------
contained herein, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller on the Closing Date, all of the Stock for the consideration set forth in Section 2.2.

          2.2  Consideration for Stock.  Upon the terms and subject to the
               -----------------------
conditions contained herein, as consideration for the purchase of the Stock, on the Closing Date Buyer will pay to Seller cash in an amount equal to $1,750,000,000, payable by wire transfer in immediately available funds to an account which Seller will designate in writing to Buyer no less than two business days prior to the Closing Date, subject to adjustment as described in
Section 2.7(a).

          2.3  Transfer of Debentures.  Simultaneously
               ----------------------
with Buyer making the payment provided for in Section 2.2, (i) Holdings will issue Debentures to Trust in the aggregate principal amount of $450,000,000, subject to adjustment as described in Sections 2.7(a) and 2.7(b), and (ii) Holdings will issue additional Debentures to Trust in an aggregate principal amount equal to the aggregate liquidation amount of the common securities referred to in clause (ii) of Section 2.4.

          2.4  Consideration for Debentures.  As consideration for the purchase
               ----------------------------
of the Debentures, on the Closing Date, Holdings and Buyer will cause Trust (i) to pay to Holdings cash in an amount equal to $450,000,000, payable by intrabank transfer (at a bank to be mutually agreed) in immediately available funds to an account which Holdings will designate in writing to Trust no less than two business days prior to the Closing Date, subject to adjustment as described in Sections 2.7(a) and 2.7(b), and (ii) to issue and deliver to Holdings common securities of Trust ("Common Securities") with a liquidation amount of 3% of the
                      -----------------
aggregate liquidation amount of securities of Trust which will be outstanding at Closing (after giving effect to the issuance of Preferred Securities provided for in Section 2.5).

          2.5  Transfer of Preferred Securities.  Simultaneously with the
               --------------------------------
payments provided for in Sections 2.2 and 2.4, Holdings and Buyer will cause Trust to issue and deliver to Seller, and Seller will acquire from Trust, Preferred Securities with an aggregate liquidation amount of $450,000,000, subject to adjustment as described in Sections 2.7(a) and 2.7(b).

          2.6  Consideration for Preferred Securities.  As consideration for the
               --------------------------------------
purchase of the Preferred Securities, on the Closing Date Seller will pay to Trust cash in an amount equal to $450,000,000, payable by intrabank transfer (at a bank to be mutually agreed) in immediately available funds to an account which Buyer will designate in writing to Seller no less than two business days prior to the Closing Date, subject to adjustment as described in Sections 2.7(a) and 2.7(b).

          2.7  Adjustments.  (a)  If the Closing shall not have occurred on or
               -----------
prior to July 1, 1996, the amount of cash payable by Buyer to Seller pursuant to
Section 2.2, the principal amount of Debentures to be issued by Holdings pursuant to Section 2.3, the amount of cash payable by Trust pursuant to Section 2.4, the aggregate liquidation amount of Preferred Securities to be issued by the Trust pursuant to Section 2.5 and the amount of cash payable by Seller pursuant to Section 2.6 shall each be increased by $10,000,000 for each full calendar month until the Closing Date, and with respect to any partial calendar month commencing with July 1, 1996 until the Closing Date, by an amount equal to the product obtained by multiplying $10,000,000 by a fraction the numerator of which is equal to the number of days in such partial month which have elapsed prior to the Closing Date and the denominator of which is equal to the number of calendar days in such month.

          (b) To the extent that IIC shall not have paid an extraordinary dividend to II after the date hereof but prior to the Closing Date, the principal amount of Debentures to be issued by Holdings pursuant to Section 2.3, the amount of cash payable by Trust pursuant to Section 2.4, the aggregate liquidation amount of Preferred Securities to be issued by Trust pursuant to
Section 2.5 and the amount of cash payable by Seller pursuant to Section 2.6 shall each be increased by $50,000,000, and to the extent that IIC shall have paid an extraordinary cash dividend of less than $50,000,000 to II after the date hereof but prior to the Closing Date, the principal amount of Debentures to be issued by Holdings pursuant to Section 2.3, the amount of cash payable by Trust pursuant to Section 2.4, the aggregate liquidation amount of Preferred Securities to be issued by Trust pursuant to Section 2.5 and the amount of cash payable by Seller pursuant to Section 2.6 shall each be increased to the extent any such dividend is less than $50,000,000.


                                   ARTICLE III

                                     CLOSING
                                     -------

          3.1  Closing.  The closing of the transactions contemplated herein
               -------
(the "Closing") shall take place as soon as practicable but in no event later
      -------
than five business days after satisfaction or waiver of the conditions set forth in Articles VII and VIII, and shall be held at 9:00 a.m. local time on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless the parties hereto otherwise agree. The parties agree that the effective time of the Closing for Federal income tax purposes shall be at the close of business on the Closing Date.

          3.2  Documents to be Delivered.  To effect the transfers referred to
               -------------------------
in Sections 2.1, 2.3 and 2.5 and the delivery of the consideration described in Sections 2.2, 2.4 and 2.6 hereof, Seller and Buyer shall, and Holdings and Buyer shall cause Trust to, on the Closing Date, deliver the following:

          (a) Seller shall deliver to Buyer certificate(s) evidencing the Stock, free and clear of any Encumbrances of any nature whatsoever (except Encumbrances arising as a result of any action taken by Buyer or any of its Affiliates), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) Buyer shall deliver to Seller immediately available funds as provided in Section 2.2.

          (c)  Holdings shall issue Debentures to Trust as provided in Section
2.3.

          (d) Trust shall deliver to Holdings immediately available funds as provided in clause (i) of Section 2.4.

          (e) Trust shall deliver to Holdings certificate(s) evidencing Common Securities as provided in clause (ii) of Section 2.4.

          (f) Trust shall deliver to Seller certificate(s) evidencing the Preferred Securities as provided in Section 2.5, free and clear of any Encumbrances of any nature whatsoever (except Encumbrances arising as a result of any action taken by Seller or any of its Affiliates) in the form of one or more certificates in the name of Seller.

          (g) Seller shall deliver to Trust immediately available funds as provided in Section 2.6.

          (h) Seller and Buyer shall each deliver all documents required to be delivered pursuant to Articles VII and VIII.

          (i) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER
               ---------------------------------------------------

          Parent and Seller hereby represent and warrant to Buyer and Holdings as follows:

          4.1  Organization of Seller and Parent.  Seller is duly organized,
               ---------------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own the Stock. Parent is duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to conduct its business as it is presently being conducted.

          4.2  Organization of the Company.  The Company is duly organized,
               ---------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. The Company is duly qualified or otherwise authorized as a foreign corporation to conduct the business conducted by it and is in good standing in each jurisdiction in which such qualification or authorization is necessary under the applicable law and where the failure to be so qualified or otherwise authorized, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Seller has provided to Buyer a complete and correct copy of the certificate of incorporation, bylaws and other organizational documents of the Company and the minute books of the Company. The Company's minute books include copies of minutes of all meetings of the directors or shareholders of the Company held on or after January 1, 1993 and complete and accurate copies of all resolutions passed by the directors or actions by written consent of the shareholders on or after January 1, 1993.

          4.3  Capital Stock.  The Company has authorized 1,000 shares of common
               -------------
stock, $1.00 par value, 1,000 shares of which are issued and outstanding, and no shares of any other class or series of capital stock are authorized, issued or outstanding. All of the shares of the Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. Seller owns of record and beneficially all of the Stock free and clear of all Encumbrances, including without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Stock; provided that Parent and Seller make no representation
                         --------
in this sentence regarding the ability of Seller to transfer or otherwise dispose of such Stock without registration or qualification under, or in compliance with, applicable Federal or state securities laws to a Person who is not an "accredited investor" (as defined in Rule 501 of

Regulation D under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act")) or without compliance with applicable insurance laws.  There are no
- ---
subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of the Company. There are no restrictions upon the voting or transfer of any shares of the Stock pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company or Seller is a party or by which the Company or Seller is bound. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire from Seller good and marketable title to such Stock, free and clear of all Encumbrances, except Encumbrances arising as a result of any action taken by Buyer or any of its Affiliates; provided that
                                                              --------
Parent and Seller make no representation regarding the ability of any Person other than Seller to transfer or otherwise dispose of such Stock without registration or qualification under, or in compliance with, applicable Federal securities or state securities or insurance laws.

          4.4  Authorization.  Each of Parent and Seller has all necessary
               -------------
corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is or will be a party, and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Tax Agreement have each been duly executed and delivered by each of Seller and Parent. Assuming the due execution of this Agreement and the Tax Agreement by Holdings and Buyer, each of this Agreement and the Tax Agreement is a legal, valid and binding obligation of each of Seller and Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Subject to the occurrence of the Closing, the Guarantees and the TOPrS Side Letter will be duly executed and delivered by Parent and Seller, as applicable, on the Closing Date. Upon execution and delivery by Parent or Seller, as the case may be, each Guarantee and the TOPrS Side Letter will be a legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, assuming, in the case of the TOPrS Side Letter, the due execution of such letter by Holdings and the partnership party thereto.

          4.5  Subsidiaries.  Schedule 4.5 sets forth a complete and accurate
               ------------
list of all of the Subsidiaries, other than

Subsidiaries which are not Insurance Subsidiaries and which do not hold any assets (including capital stock) with a fair market value in excess of $1,000 or insurance licenses (the "Section 4.5 Subsidiaries"). Schedule 4.5 also contains
                         ------------------------
the jurisdiction of incorporation or formation of each of the Section 4.5 Subsidiaries, each jurisdiction in which such Subsidiary is licensed, qualified or otherwise authorized to conduct insurance business, the number of shares of capital stock of any Section 4.5 Subsidiary which is a corporation issued and outstanding and the percentage ownership interest of the Company in each such Subsidiary. All outstanding shares of capital stock of such Subsidiaries have been duly and validly authorized and are fully paid and nonassessable. Except as set forth on Schedule 4.5, all such outstanding shares are owned by the Company and/or one or more of its Subsidiaries free and clear of any Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to such shares; provided that Parent and Seller
                                                --------
make no representation in this sentence regarding the ability of Seller to transfer or otherwise dispose of such shares without registration or qualifica-tion under, or in compliance with, applicable Federal securities or state securities laws to a Person who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) or without compliance with applicable insurance laws. Except as set forth on Schedule 4.5, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of any of the Section 4.5 Subsidiaries. Schedule 4.5 contains true and complete copies of all agreements and other instruments pursuant to which the Company or any Section 4.5 Subsidiary is obligated or required, under any circumstance, to make contributions to the capital of any Subsidiary. Each of the Insurance Subsidiaries is a corporation duly licensed, organized, validly existing and in good standing under the jurisdiction of its organization and each of the other Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its organization, in each case, with corporate power to own its properties and conduct its business as now being conducted and is duly licensed (in the case of the Insurance Subsidiaries), qualified and in good standing to transact business in each jurisdiction (as listed in Schedule 4.5) where, by virtue of its business carried on or properties owned, it is required to be so licensed (in the case of the Insurance Subsidiaries) or qualified and where the failure to be so licensed (in the case of the Insurance Subsidiaries) or qualified, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. To the extent requested of Seller by Buyer, Seller has made available to Buyer a complete and correct copy of the certificates of incorporation, bylaws and other organizational documents of each Section 4.5 Subsidiary and the minute books of each such Subsidiary. The minute books include copies of minutes of all meetings of the directors or shareholders of each such Subsidiary held on or after January 1, 1993 and complete and accurate copies of all resolutions passed by the directors or actions by written consent of the shareholders on or after January 1, 1993.

          4.6  Ridge Re.  (a)  Ridge Re is duly organized, validly existing and
               --------
in good standing under the laws of Bermuda and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Ridge Re is duly licensed, qualified or otherwise authorized as an alien corporation to conduct the reinsurance business conducted by it and is in good standing in each jurisdiction in which such license, qualification or authorization is necessary under the applicable law and where the failure to be so licensed, qualified or otherwise authorized, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          (b) Seller owns of record and beneficially all of the outstanding capital stock of Ridge Re free and clear of all Encumbrances, including without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to such shares; provided that Parent and Seller make no representation in this sentence
        --------
regarding the ability of Seller to transfer or otherwise dispose of such shares without registration or qualification under, or in compliance with, applicable Federal or state securities laws to a Person who is not an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) or without compliance with applicable insurance laws. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding to which Parent, Seller, Ridge Re or any of their respective Affiliates is a party for the purchase of, nor any securities convertible or exchangeable for, any equity interests of Ridge Re, except as set forth in
Schedule 4.6. Schedule 4.6 contains a true and complete list of all agreements and other instruments pursuant to which Parent, Seller or any Affiliate is obligated or required, under any circumstance, to make contributions to the capital of Ridge Re.

          (c) Each of Ridge Re and each Insurance Subsidiary has all necessary corporate authority to enter into the Ridge Re Endorsements to which it will be a party and has taken all necessary corporate authority to consummate the transactions contemplated thereby and to perform its obligations thereunder. Subject to the occurrence of the Closing, each of the Ridge Re Endorsements will be duly executed and delivered by Ridge Re in Bermuda and by the Insurance Subsidiaries parties thereto. Upon execution and delivery by the parties thereto, each of the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsement, will be a legal, valid and binding obligation of Ridge Re, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.7  Absence of Certain Changes or Events.  To the Knowledge of
               ------------------------------------
Seller, except as expressly contemplated by this Agreement or as described on
Schedule 4.7 or reflected in the Company Interim Financial Statements, since June 30, 1995, there has not been any:

          (a) change in the business, condition (financial or otherwise), Permits, assets, Liabilities, working capital, earnings or operations of the Company or any Subsidiary, except for changes which have not, individually or in the aggregate, had or are not reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole;

          (b) acquisition of material assets or properties or of securities or business of any other Person by the Company or any Subsidiary (in each case, other than acquisitions in the ordinary course of business consistent with past practice) or any merger, consolidation or amalgamation involving the Company or any Subsidiary, except (i) the acquisition of Cash Equivalents as part of the process of converting substantially all of the Company and the Subsidiaries' investment portfolio into cash and Cash Equivalents prior to the date of this Agreement and the reinvestment thereof in accordance with the Investment Policy after the date of this Agreement and (ii) the purchase by the Company of preferred stock of Filoli for a purchase price of $2,500,000;

          (c) sale, assignment, lease or transfer of (i) the Crostex/Camfex Contracts, the Seller Notes (except transfers in accordance with, and to the extent Parent and Seller comply with, Section 6.12) or any interest in the Leesburg Training Facility (except transfers in accordance with, and to the extent Parent and Seller comply with, Section 6.13) or (ii) any other material assets (including any portion of the investment portfolio) of the Company or any Subsidiary, other than in the case of (ii) (W) in the ordinary course of business consistent with past practices, (X) converting substantially all of the Company and the Subsidiaries' investment portfolio into cash and Cash Equivalents prior to the date of this Agreement and dispositions of securities in accordance with the Investment Policy after the date of this Agreement, (Y) the First Quadrant Asset Sale and (Z) the First Quadrant Final Sale;

          (d) incurrence by the Company or any Subsidiary of any indebtedness for borrowed money or incurrence, assumption or guarantee of, or any other act to become responsible for, any obligations of any other Person, or making of loans or advances by the Company or any Subsidiary to any Person (including, without limitation, any broker or agent), except (i) advances to American All Risk Group ("AARG")
                                                                        ----
     to the extent required under a credit agreement in effect on the date hereof, a true and complete copy of which has been previously made available to Buyer, (ii) loans by IIC to Filoli in an aggregate principal amount of up to $17,500,000, (iii) loans to employees made in the ordinary course of business consistent with past practice for relocation expenses and (iv) the issuance of insurance policies in the ordinary course of business consistent with past practice;

          (e) cancellation of any indebtedness or waiver or compromise of any rights (including agent balances) having a value to the Company or any Subsidiary of $500,000 or more, including the Seller Notes and the Crostex/Camfex Purchase Money Notes, whether or not in the ordinary course of business (other than settlements in the ordinary course of business of claims and salvage and subrogation rights arising under contracts of insurance underwritten, assumed or ceded by the Company or any Subsidiary which settlements have not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole and the terminations, modifications and commutations permitted by clause (j) below), provided that for purposes
                                                      --------
     of this paragraph the Company's elimination of a deferred tax asset in an amount equal to $7,000,000 relating to the Company's former participation in the ESOP shall not constitute a cancellation;

          (f) failure of the Company or any Subsidiary to pay any creditor any amount owed to such creditor (in excess of $1,000,000 in the aggregate for all such creditors) when due (after the expiration of any applicable grace periods) except for failures to pay in the ordinary course of business or if the Company or any Subsidiary is disputing the amount due in good faith;

          (g) payment by the Company or any Subsidiary of any material Liability before the same became due in accordance with its terms other than in the ordinary course of business consistent with past practice;

          (h) material change in the underwriting, reinsurance, marketing, claim processing and payment, financial or accounting practices or policies of the Company or any Subsidiary, except as required by law, generally accepted accounting principles or Statutory Accounting Principles;

          (i) except to the extent required under employee and director benefit plans or policies, agreements or arrangements as in effect on the Balance Sheet Date and except in connection with the Long Term Incentive Program attached as Attachment A and the Stock Option Agreement attached as Exhibit A to the Employment Agreement among Joseph W. Brown, Jr., Parent and the Company and the five related agreements with management of the Company or TRG (collectively, the "Long Term Incentive Program"), (1) increase in the
                             ---------------------------
     compensation or fringe benefits of any of the directors, officers or employees of the Company or any Subsidiary (except for increases in salary or wages of employees of the Company or any Subsidiary who are not officers of the Company in the ordinary course of business in accordance with past practice), (2) except for the letter agreement dated June 1, 1995 between II and Robert Puccinelli, and the Employment Agreement (and related grants of stock options and restricted stock) dated as of January 1, 1996 between Infocus Employee Services, Inc. and Andrew Vadyak (on terms and conditions reasonably satisfactory to Buyer), grant of any severance or termination pay or entrance into any employment, consulting or severance agreement or arrangement with any present or former director, officer or employee of the Company or any Subsidiary or amendment of any such arrangement or agreement or (3) establishment, adoption, entrance into, amendment of or termination of any (X) collective bargaining agreement or (Y) plan or agreement to provide bonuses, profit sharing, stock options, restricted stock, pensions, retirement benefits, deferred compensation, employment or benefits upon termination for the benefit of any directors, officers or any group of other employees of the Company or any Subsidiary;

          (j) (i) entry into or modification of any reinsurance or retrocession agreement by the Company or any Subsidiary other than in the ordinary course of business consistent with past practice, except for those which have not had nor are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole or (ii) termination or commutation of any reinsurance or retrocession agreement legally carried on the books of the Subsidiaries at the time of such termination or commutation at $5,000,000 or more;

          (k) entry into, termination or modification by the Company or any Subsidiary of any Contract, agreement, commitment, transaction, or instrument (including, without limitation, relating to any borrowing, lending, capital expenditure, capital contribution or capital financing), except entering into, terminating or modifying contracts, agreements, commitments, transactions, or instruments (i) in the ordinary course of business, (ii) as permitted by clauses (i) and (j) above and (iii) for a contribution of an amount not to exceed $4,000,000 by CGI to Coregis Managers Corporation (Il.); provided that except as disclosed on Schedule 4.7, no modifications
            --------
     shall have been made to the Crostex/Camfex Contracts, the Subsidiary Credit Agreements or the Ridge Re Treaties;

          (l) entry into a material joint venture, partnership or similar arrangement by the Company or any Subsidiary with any Person;

          (m) any capital expenditure or execution of any lease or commitment for the foregoing by the Company or any Subsidiary involving annual payments in excess of $100,000;

          (n) lapse or termination or failure to renew any Permit of the Company or any Subsidiary, in each case other than with respect to Permits the failure of which to be in effect would not have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole;

          (o) (i) declaration, setting aside or payment of any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company or (ii) any redemption, purchase or other acquisition of any of the capital stock of the Company or any Subsidiary (other than a wholly owned Subsidiary), except for payments permitted under the Tax Agreement;

          (p) issuance by the Company or any Subsidiary of, or commitment of the Company or any Subsidiary to issue, any shares of capital stock or obligations or securities convertible into or exchangeable for shares of capital stock except for issuances or commitments by any Subsidiary to issue any such securities to the Company or any wholly owned Subsidiary;

          (q) amendment of the certificate of incorporation or bylaws of the Company or any Subsidiary; or

          (r) agreement by the Company or any Subsidiary to do any of the foregoing.

          4.8  Title to Assets, Etc.  The Company and the Subsidiaries have good
               ---------------------
title to or valid and subsisting leasehold interests in all real and material personal property and other material assets on their books and reflected on the balance sheets included in the Company Interim Financial Statements and the Subsidiary Interim Financial Statements, as applicable, or acquired in the ordinary course of business since September 30, 1995 which would have been required to be reflected on such balance sheets if acquired on or prior to September 30, 1995, other than (i) assets which have been disposed of in the ordinary course of business or pursuant to the First Quadrant Final Sale and (ii) assets which were disposed in connection with the conversion of the Company and the Subsidiaries' investment portfolio into cash and Cash Equivalents (the "Assets"). None of the Assets is subject to any Encumbrance,
                  ------
except for Encumbrances reflected in the financial statements contained in
Schedule 4.12, as applicable, or which in the aggregate are not substantial in amount and do not materially detract from the value of the property or assets subject thereto or interfere with the present use.

          4.9  Contracts and Commitments.  (a)  None of the Company or any
               -------------------------
Subsidiary is a party to any written or oral:

            (i)  Contracts not otherwise listed in Schedule 4.9;

           (ii) except as listed on Schedule 4.9, treaties and agreements with, and undertakings or commitments to, any governmental or regulatory authority materially affecting the business of the Company and the Subsidiaries taken as a whole and not made in the ordinary course of business;

          (iii) except as described in Schedule 4.9, contracts or agreements containing covenants limiting the freedom of the Company or any Subsidiary to engage in any line of business in any geographic area or to compete with any Person or to incur indebtedness for borrowed money;

           (iv) except as described in Schedule 4.9 and for reinsurance and retrocession agreements, contracts or agreements containing "change in control" or similar provisions;

            (v) except as listed on Schedule 4.9, employment contracts or agreements, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any Subsidiary which cannot be terminated by the Company or the Subsidiary upon notice of sixty days or less without penalty or premium and involve annual compensation in excess of $100,000 individually; or

           (vi) contracts or agreements providing for the indemnification by the Company or any Subsidiary of any Person except for contracts entered into in the ordinary course of business consistent with past practice.

          (b) Except as set forth on Schedule 4.9, none of the Company or any Subsidiary is (and, to the Knowledge of the Seller, no other party is) (i) in material breach of or materially in default under, any of the Contracts (or with or without notice or lapse of time or both, would be in material breach of or materially in default under any of the Contracts) or (ii) in breach or default under any of the Contracts (with or without notice or lapse of time or both) if such breach or default would permit a party other than the Company or a Subsidiary to terminate such Contract. None of Parent, Seller, the Company or any Subsidiary has delivered or received notice of termination or written notice of an intention to terminate to or from any other party to any Contract except as described on Schedule 4.9.

          (c) Other than the Ridge Re Treaties and treaties between Ridge Re and subsidiaries of TRG, Viking and Constitution Re, respectively (copies of which have been provided to Buyer), Ridge Re is not a party to any reinsurance or retrocession agreement or treaty, and, except in connection with such treaties, does not engage in any business. Set forth in Schedule 4.9 is the amount of cover as of the date of this Agreement available under each of the Ridge Re Treaties. True and complete copies of the Ridge Re Treaties are contained in Schedule 1.1D. Each of the Ridge Re Treaties is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. None of Parent, Seller, the Company or any Subsidiary has received any notice from Ridge Re or any governmental or regulatory authority (i) that any Ridge Re Treaty is not enforceable against any party thereto or (ii) regarding the availability or enforceability of the cover under any Ridge Re Treaty. No party to a Ridge Re Treaty has received notice of termination of, or written notice of an intention to terminate, any Ridge Re Treaty. No party to a Ridge Re Treaty is in breach of or violation of or default under any Ridge Re Treaty (or with or without notice or lapse of time or both, would be in breach of or violation of or default under any Ridge Re Treaty), except for breaches, violations or defaults by an Insurance Subsidiary which would not permit Ridge Re to terminate the applicable Ridge Re Treaty or which would not provide Ridge Re with a defense to any payment obligation of Ridge Re thereunder.

          4.10 No Conflict or Violation.  Except as set forth in Schedule 4.10,
               ------------------------
neither the execution, delivery and performance of this Agreement or any of the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Parent, Seller, Ridge Re, the Company or any Section 4.5 Subsidiary, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which (i) Parent, Seller or Ridge Re is a party or is subject or by which any assets (including investments) of any of them are bound or (ii) the Company or any

Subsidiary is a party or is subject or by which any assets (including investments) of any of them are bound, which breach or default in the case of clause (ii) would have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or in the case of clauses (i) and (ii) would interfere in any material way with the ability of Parent or Seller to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements or the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsements, (c) subject to obtaining the approvals referred to in Section 4.11, a violation by Parent, Seller, Ridge Re, the Company or any Subsidiary of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or interfere in any material way with the ability of Parent, Seller or Ridge Re to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements, (d) the imposition of any Encumbrance, restriction or charge on the business of the Company or any Subsidiary or on any material assets of the Company or the Subsidiaries, (e) the creation or exercisability of any right of termination, cancellation or acceleration under any Contract or (f) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause any impairment of, any Permit, which breach, default or impairment would result, individually or in the aggregate, in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          4.11 Consents and Approvals.  Except for (i) the approval of this
               ----------------------
Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, the Financing), and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by each of the governmental and regulatory authorities listed on Schedule 4.11, (ii) the approval of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, the Financing), and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by any other governmental or regulatory authorities, the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, (iii) filings in respect of the transactions contemplated hereby required to be made for compliance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (iv)
 ------------
filings under the Securities Act and the rules promulgated thereunder in connection with the sale of the Underwritten Notes, (v) the filing of premerger notification reports under the HSR Act and (vi) consents, approvals, authorizations, declarations, filings and registrations required (x) by the nature of the business or ownership of Holdings and Buyer or (y) solely by reason of the

Financing (excluding any consents, approvals, authorizations, declarations, filings or registrations otherwise required in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby), no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Parent, Seller, Ridge Re, the Company, any Subsidiary, Buyer or Holdings on or prior to the Closing Date in connection with the execution or delivery of this Agreement or any of the Ancillary Agreements, the performance of this Agreement, the Guarantees, the Tax Agreement, or the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsements, or the consummation of the transactions contemplated hereby and thereby.

          4.12 Financial Statements.  (a)  Seller has heretofore delivered to
               --------------------
Buyer the Company GAAP Financial Statements, the Subsidiary GAAP Financial Statements, the Ridge Re GAAP Financial Statements, the Company Interim Financial Statements, the Subsidiary Interim Financial Statements, the Ridge Re Interim Financial Statements and the Convention Statements. A copy of each of the foregoing financial statements is included in Schedule 4.12.

          (b) Except as otherwise set forth therein, (i) the Company GAAP Financial Statements are based on the books and records of the Company and its Subsidiaries, fairly present in all material respects the financial condition and consolidated results of operations of the Company and its Subsidiaries, as of the dates and for the periods indicated therein, have been prepared in accordance with GAAP (as in effect at the time of the respective financial statements) consistently applied, and have been audited by KPMG Peat Marwick LLP, (ii) each of the Subsidiary GAAP Financial Statements are based on the books and records of the GAAP Subsidiaries to which such statements relate, fairly present in all material respects the financial condition and consolidated results of operations of such Subsidiaries, as of the dates and for the periods indicated therein, have been prepared in accordance with GAAP (as in effect at the time of the respective financial statements) consistently applied, and have been audited by KPMG Peat Marwick LLP and (iii) the Ridge Re GAAP Financial Statements are based on the books and records of Ridge Re, fairly present in all material respects the financial condition and results of operation of Ridge Re, as of the dates and for the periods indicated therein, have been prepared in accordance with GAAP (as in effect at the time of the respective financial statements) consistently applied, and have been audited by KPMG Peat Marwick LLP.

          (c) The Company Interim Financial Statements, the Subsidiary Interim Financial Statements and the Ridge Re Interim Financial Statements were prepared in the ordinary course of business and have been prepared on a consistent basis through the periods indicated and in a manner consistent with that employed in the Company GAAP Financial Statements, the Subsidiary GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be. The Company Interim Financial Statements, the Subsidiary Interim Financial Statements and the Ridge Re Interim Financial Statements do not contain full footnote disclosures in accordance with United States generally accepted accounting principles and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the financial condition and results of operations of the Company, the GAAP Subsidiaries and Ridge Re, as the case may be, as of the dates and for the periods indicated therein except as otherwise set forth therein.

          (d) Except as otherwise set forth therein, the Convention Statements and the statutory balance sheets and income statements included in such Convention Statements fairly present in all material respects the statutory financial condition and results of operations of the respective Insurance Subsidiaries and Ridge Re, as the case may be, as of the dates and for the periods indicated therein and have been prepared in accordance with Statutory Accounting Principles (as in effect at the time of the respective financial statements) consistently applied throughout the periods indicated, except as expressly set forth therein. The statutory balance sheets and income statements included in the Convention Statements for the years ended December 31, 1993 and 1994 have been audited by KPMG Peat Marwick LLP.

          4.13 Litigation.  To the Knowledge of Seller, except as set forth on
               ----------
Schedule 4.13, there is no action, order, writ, injunction, judgment, fine or decree outstanding or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Company or any Subsidiary (collectively, "Personnel")), arbitral action, investigation or
                           ---------
reported claim, in each case including, without limitation, those involving any governmental or regulatory authority and excluding those relating to insurance and reinsurance policies (collectively, "Actions") pending or threatened by or
                                         -------
against or relating to (i) the Company or any Subsidiary, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement and the Ancillary Agreements. None of the Company or any Subsidiary is in default with respect to any order, writ, injunction, judgment, fine or decree of any court or governmental or regulatory agency, and there are no unsatisfied judgments against the Company or any Subsidiary which would have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          4.14 Liabilities.  (a)  Except as set forth in Schedule 4.14, the
               -----------
Company and the Subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), other than (i) Liabilities
                                    -----------
fully and adequately reflected (including by reducing any numerical amount set forth) in one or more line items on, reserved on, or disclosed in the footnotes to, the balance sheets included in the Company Interim Financial Statements or the Subsidiary Interim Financial Statements, or disclosed in the footnotes to the Company GAAP Financial Statements or the Subsidiary GAAP Financial Statements, (ii) Liabilities incurred in the ordinary course of business, consistent with past practice and the provisions of this Agreement and the Ancillary Agreements, (iii) Liabilities relating to future benefits, losses, claims and expenses arising under insurance and reinsurance policies of the Insurance Subsidiaries, (iv) Liabilities disclosed in response to any other representation, (v) Liabilities of a type that are subject to any other representation (without regard to any specific exclusions from such representation, including any specific exclusions from the definitions used therein) and (vi) Liabilities which have, or are reasonably likely to have a net ultimate cost of $25,000 or less, on an individual basis or in the aggregate to the extent such Liabilities arise out of a related series of events.

          (b) As of the date of this Agreement, no more than $358,500,000 aggregate principal amount of indebtedness is outstanding under the credit agreements contained in Schedule 4.14 (the "Subsidiary Credit Agreements").
                                            ----------------------------

          (c) The Company and the Subsidiaries have no Liabilities for rate roll-backs or refunds under California Proposition 103 and all proceedings thereunder relating to the Company and the Subsidiaries have ceased.

          (d) Each of the Company and each Subsidiary has paid in full all guaranty fund assessments required by any regulatory authority to be paid by it prior to the date of this Agreement. As of the date of this Agreement, except as set forth in Schedule 4.14 and except as and to the extent paid prior to June 30, 1995 or reserved against in the Convention Statements or disclosed in the notes thereto, the Company and the Subsidiaries have not received any guarantee fund assessments.

          4.15 Investments.  (a)  As of the date of this Agreement, at least 85%
               -----------
of the investment portfolio for the Company and the Subsidiaries consists of cash and Cash Equivalents and at least 61% of the investment portfolio (excluding cash and Cash Equivalents) for the Company and the Subsidiaries consists of fixed income securities rated at least AA by Moody's or by S&P. As of the date hereof, at least 57% of the fixed income portfolio (excluding cash and Cash Equivalents) has a maturity of one year or less.

          (b) To the Knowledge of Seller, as of the Closing Date, the Company and the Subsidiaries have good and marketable title to the investments in their investment portfolios, provided that no
                                                         --------
representation is made as to the transferability thereof.

          4.16 Reserves.  Seller has delivered to Buyer true and complete copies
               --------
of all actuarial reports or actuarial certificates in the possession or control of Parent, Seller, the Company or any of the Subsidiaries relating to the adequacy of the claims reserves of any of the Subsidiaries for any period ended on or after December 31, 1993. Notwithstanding the foregoing representations contained in this Section or anything contained in Section 4.12, 4.14 or 6.2, Holdings and Buyer acknowledge that Parent and Seller are not making any representations, express or implied in or pursuant to this Agreement, concerning the loss reserves or loss adjustment expense reserves of the Company or any of the Subsidiaries including, without limitation, (i) whether such reserves are adequate or sufficient, or (ii) whether such reserves were determined in accordance with any actuarial, statutory or other standard, or concerning any other "line item" or asset, liability or equity amount which would be affected thereby.

          4.17 Compliance with Law; Permits; Regulatory Matters.  (a)  Except as
               ------------------------------------------------
set forth on Schedule 4.17, the Company and the Subsidiaries are in compliance with all applicable laws, statutes, ordinances and regulations, whether Federal, foreign, state or local, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Since January 1, 1993, none of the Company or any Subsidiary has received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any such statute, regulation, order, ordinance or other law where the failure to comply would, prior to June 30, 1998, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          (b) Except as set forth on Schedule 4.17, the Company and the Subsidiaries hold all Permits necessary for the ownership and conduct of the respective businesses of the Company and the Subsidiaries in each of the jurisdictions in which the Company and the Subsidiaries conduct or operate their respective businesses in the manner now conducted, and such Permits are in full force and effect except where the failure to hold any Permit or the failure of any Permit to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement will not result in any revocation, cancellation or suspension of any such Permit except as a result of the status of Buyer and its Affiliates, and, there are no pending or threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal thereof, and, there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof, in any such case except where such a revocation, cancellation, suspension or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          (c) All insurance policies issued by the Insurance Subsidiaries, as now in force are, to the extent required under applicable law, are in a form acceptable to applicable regulatory authorities or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection, except where such failure or objection would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary which is not an Insurance Subsidiary has issued any insurance policies. Except as set forth on Schedule 4.17, (i) all material reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied in all material respects with applicable law in effect when filed and (ii) no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied or that would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Except as set forth on Schedule 4.17, all premium rates established by the Insurance Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform to the premiums so filed or approved and comply (or complied at the relevant time) with the insurance laws applicable thereto except where such failures to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          4.18 No Brokers.  Except as previously disclosed in writing to Buyer,
               ----------
neither Parent, Seller nor the Company has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. Parent is solely responsible for any such payment, fee or commission that may be due to any Person so previously disclosed to Buyer in connection with the transactions contemplated hereby.

          4.19 No Other Agreements to Sell the Assets or the Company.  Except as
               -----------------------------------------------------
set forth in Schedule 4.19, none of Parent, Seller, the Company or any Subsidiary has any agreement, absolute or contingent, with any other Person to sell the capital stock, assets (other than sales of assets that would not be prohibited under Section 4.7(c)) or business of the Company or any Subsidiary or to effect any merger, consolidation or other reorganization of the Company or any Subsidiary or to enter into any agreement with respect thereto, except for any agreements regarding the First Quadrant Final Sale.

          4.20 Proprietary Rights.  (a)  Except as set forth in Schedule 4.20,
               ------------------
Parent, Seller and their Affiliates (other than the Company and the Subsidiaries) have no right or title to or interest in the trademarks, service marks, copyrights, trade names and the applications and registrations therefor and the trade secrets, software and other proprietary rights used in and material to the business of the Company or any of its Subsidiaries (collectively, "Intellectual Property").
                ---------------------

          (b) Schedule 4.20 sets forth a complete and correct list and brief description of all Intellectual Property that is material to the Company or any Subsidiary. With respect to intellectual property owned by the Company or a Subsidiary, such entity has the sole and exclusive right to use and is the sole and exclusive registered owner of all right, title and interest in and to the Intellectual Property. The Intellectual Property which is not owned by the Company or a Subsidiary is being used by the Company or a Subsidiary only with the consent of or license from the rightful owner thereof, and all such licenses are in full force and effect.

          (c) To the Knowledge of Seller no activity in which the Company or a Subsidiary is engaged or any product which the Company or a Subsidiary sells, or any advertising that they employ, or the use of any of the Intellectual Property, breaches, violates, infringes or interferes with any rights of any third party or, except for the payment of computer software licensing fees, requires payment for the use of any patent, trade-name, trade secret, trade-mark, copyright or other intellectual property right or technology of another.

          4.21 Employee Benefit Plans.  (a)  Schedule 4.21 contains a true and
               ----------------------
complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning
  -----
of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any Subsidiary has any present or future right to benefits or under which the Company or any Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".
 -------------

          (b) With respect to each Company Plan, the Company has delivered to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or any Subsidiary to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years
(A) the Form 5500 and attached schedules; (B) audited financial statements;
(C) actuarial valuation reports; and (D) attorney's response to an auditor's request for information.

          (c) (i) Each Company Plan, in all material respects, has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;
(iii) except as listed on Schedule 4.21, with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims, and the Company will promptly notify Buyer in writing of any pending or threatened claims arising between the date hereof and the Closing Date; (iv) neither the Company, any Subsidiary nor any other party has engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which would subject the Company, any Subsidiary or the Buyer to any material taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (v) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
(c), (m) or (o)), or any Subsidiary to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c); (vi) all insurance premiums required to be paid with respect to Company Plans as of the Closing Date have been or will be paid prior thereto and adequate reserves have been provided for on the Company's Interim Financial Statements as of September 30, 1995, to the extent required by GAAP, for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (vii) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof;

(viii) all contributions required to be made prior to the Closing Date under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves have been provided for on the Company's Interim Financial Statements as of September 30, 1995, to the extent required by GAAP, for all benefits attributable to service on or prior to the Closing Date; (ix) no Company Plan provides for an increase in benefits on or after the Closing Date; and (x) no Company Plan (excluding any agreement between the Company and individual employees) contains any contractual language which limits the Company's ability to amend or terminate such Company Plan without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Company's Interim Financial Statements as of September 30, 1995).

          (d) (i) No Company Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived); (ii) no event or condition exists which would be deemed a reportable event within the meaning of ERISA section 4043 which could result in a material liability to the Company, any member of its Controlled Group or any Subsidiary, and no condition exists which could subject the Company, any member of its Controlled Group or any Subsidiary to a material fine under ERISA section 4071; (iii) as of the Closing Date, the Company, each member of its Controlled Group and each Subsidiary will have made all premium payments required to be made prior to the Closing Date to the PBGC; (iv) neither the Company, any member of its Controlled Group nor any Subsidiary is subject to any liability to the PBGC for any plan termination occurring on or prior to the Closing Date; (v) no amendment has occurred which has required or would require the Company, any member of its Controlled Group or any Subsidiary to provide security pursuant to Code section 401(a)(29); and (vi) neither the Company, any member of its Controlled Group nor any Subsidiary has engaged in a transaction which could subject it to material liability under ERISA section 4069.

          (e) With respect to each of the Company Plans which is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, the funded status of each such Company Plan, as of January 1, 1995, is as reported in the actuarial valuation reports dated as of January 1, 1995. To the Knowledge of Seller, no material adverse change in the funded status of such Company Plans has occurred since January 1, 1995, and no material defects or omissions existed in the data provided to the preparers of the actuarial valuation reports discussed in the preceding sentence.

          (f) There are no multiemployer plans (within the meaning of section 4001(a)(3) of ERISA) to which the Company, any member of its Controlled Group or any Subsidiary has or had any liability or contributes (or has at any time contributed or had an obligation to contribute).

          (g) (i) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) the Company and the Subsidiaries have no trusts intended to be qualified within the meaning of Code section 501(c)(9), and, except as listed on Schedule 4.21, had no such trusts in the past.

          (h) Schedule 4.21 sets forth, on a plan-by-plan basis, the present value of any benefits payable presently or in the future to present or former employees of the Company or any Subsidiary under any Company Plan (excluding any agreements between the Company and individual employees which were not entered into as part of any plan or program) that is not fully funded and not subject to the reporting requirements of ERISA (if such amounts are not reflected in the financial statements included in Schedule 4.12) which present value is as reported in the most recent actuarial valuation or other reports done with respect to each such plan. To the Knowledge of Seller, no material adverse increase in the amount of such present values has occurred since the date of the most recent report, and no material defects or omissions existed in the reports, or, if applicable, in the data provided to the preparers of the reports.

          (i) Except as set forth on Schedule 4.21 or referenced in Section 9.5, no Company Plan exists which could result in the payment to any Company employee or Subsidiary employee of any money or other property or accelerate or provide any other rights or benefits to any Company employee or Subsidiary employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G. The aggregate cost to the Company and its Subsidiaries, in the event that all Company Plans set forth in Schedule 4.21 are triggered, shall not exceed $1,050,000.

          (j) Neither the Company nor any Subsidiary is obligated or otherwise required to pay any bonuses (annual or otherwise) to Joseph W. Brown, Jr., or to any managing director of the Company on or after the date of the Closing.

          (k) No Company Plan operates within or is subject to the jurisdiction of any foreign country, other than as described on Schedule 4.21.

          (l) None of the amounts payable to any Company employee or any Subsidiary employee as a result of the transactions contemplated by this Agreement will be non-deductible under Section 280G of the Code.

          4.22 Employment-Related Matters.  Except as set forth in Schedule
               --------------------------
4.22, (a) none of the Company or the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices, (b) none of the Company or any of the Subsidiaries has closed any plant or facility, or effectuated any layoffs of employees within the past six months, nor have the Company or the Subsidiaries planned or announced any such action or programs for the future, and (c) the Company and the Subsidiaries are in compliance with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and any similar state notification law.

          4.23 Transactions with Certain Persons.  (a)  To the Knowledge of
               ---------------------------------
Seller, neither any officer, director or employee of Parent, Seller, the Company or any Subsidiary nor any member of any such Person's immediate family is presently a party to any material transaction with the Company or any Subsidiary, including, without limitation, any Contract, or other binding arrangement (i) providing for the furnishing of material services (except in such Person's capacity as an officer, director, employee or consultant) by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of Parent, Seller, the Company or any Subsidiary) any such Person.

          (b) Schedule 4.23 sets forth all contracts, agreements and arrangements in effect on or after January 1, 1995, and all transactions (including, without limitation, the provision of any services or the sale of any goods) since January 1, 1994 between the Company or any Subsidiary, on the one hand, and Parent or any Affiliate of Parent (excluding the Company and the Subsidiaries, but including TRG and any of its subsidiaries), on the other, excluding contracts, agreements and arrangements (i) relating to the use or purchase of products leased or sold by Parent in the ordinary course of Parent's document processing business, (ii) involving payments by or to the Company or any Subsidiary that do not exceed $100,000 in the aggregate or (iii) specifically referred to in the financial statements contained in Schedule 4.12. Certain Subsidiaries hold $275,000,000 aggregate principal amount of promissory notes issued by Seller and unconditionally guaranteed by Parent and $75,000,000 aggregate principal amount of notes issued by Credit Corp. (such notes, collectively, the "Seller Notes"). Schedule 4.23 identifies the current holders
                   ------------
of each of the Seller Notes.
          (c) Except in the ordinary course of business consistent with past practice, since the Balance Sheet Date, Seller and the Company and/or any Subsidiary have not settled any intercompany trade receivables and payables.

          4.24 Taxes.      (a)     Filing of Tax Returns.  Seller and the
               -----               ---------------------
Company (and any affiliated group of which the Company is now or has been a member) have timely filed with the appropriate taxing authorities all Federal, and to the Knowledge of Seller, state and local Tax Returns and Information Returns required to be filed through the date hereof. All such Federal, and to the Knowledge of Seller, state and local Tax Returns and Information Returns are complete and accurate in all material respects. The Company is a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, that includes Seller and Parent, and Parent is the common parent of the affiliated group.

          (b)  Payment of Taxes.  All Taxes shown in the Tax Returns referred to
               ----------------
in Section 4.24(a) above that are due and payable by the Company and its Subsidiaries before the date hereof have been paid.

          (c)  Liens for Taxes.  There are no liens or other Encumbrances on any
               ---------------
of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

          (d)  Audit History.  Except as set forth in Schedule 4.24, there is no
               -------------
action, suit, proceeding, investigation, audit or claim now pending or, to the Knowledge of Seller, proposed against or with respect to the Company or any of its Subsidiaries or any affiliated group of which the Company and its Subsidiaries is or has been a member that relates to Tax liabilities attributable to items of income, gain, deduction, loss or credits of the Company or any of its Subsidiaries.

          (e)  Prior Affiliated Groups.  Except as set forth in Schedule 4.24
               -----------------------
and except for the affiliated group of corporations of which the Company and the Subsidiaries is currently a member and of which Parent is the common parent, the Company and the Subsidiaries have never been members of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

          (f)  Withholding.  The Company and the Subsidiaries have withheld and
               -----------
paid all Federal, and to the Knowledge of Seller, state and local Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (g)  FIRPTA.  Neither the Company nor any of the Subsidiaries have
               ------
been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the five-year period ending on the date hereof.

          (h)  Material Adverse Effect.  A representation with respect to Taxes
               -----------------------
contained in this Section 4.24 shall be deemed to be accurate unless an inaccuracy contained therein has a Material Adverse Effect on the Company and the Subsidiaries.

          4.25 Reinsurance and Retrocessions.  Schedule 4.25 contains a list as
               -----------------------------
of the date of this Agreement of all treaty reinsurance or retrocession treaties and agreements in force to which any Subsidiary is a party (including any terminated or expired treaty or agreement under which there remains any outstanding liability with respect to paid or unpaid case reserves in excess of $500,000), any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $100,000 and any treaty or agreement with any Affiliate of such Subsidiary, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date. To the Knowledge of Seller, no Subsidiary is in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement or has failed to meet the underwriting standards required for any business reinsured thereunder except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          4.26 1992/93 Restructuring.  All novations made pursuant to the
               ---------------------
1992/93 Restructuring and any amendments to the Ridge Re Treaties made prior to the date hereof, were made in accordance with all applicable laws, rules and regulations at the time such novations or amendments were completed except where the failure to do so (i) would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (ii) was a result of the failure by the Company or any Subsidiary to obtain the consent of any insured or policyholder to the novation or assumption of the relevant insurance policy. Notwithstanding the foregoing, Buyer and Holdings acknowledges that Seller and Parent shall have no liability to Buyer or Holdings for breach of this representation with respect to any novation or assumption, or any amendment to the Ridge Re Treaties, which results in any liability for the Company or any of its Subsidiaries, if there is a corresponding benefit realized (or any liability avoided) by the Company or any other Subsidiary or TRG or any of its subsidiaries.

          4.27 Capital Commitments.  Schedule 4.27 contains a list of all
               -------------------
capital commitments as of the date of this Agreement of the Company or any Subsidiary in excess of $100,000.

          4.28 Environmental Laws.  (a)  Except as set forth on Schedule 4.28,
               ------------------
each of the Company and each Subsidiary complies and has complied with all applicable Environmental Laws, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws except where the failure to be in possession of or to comply with such Environmental Permits, or where the failure to be in compliance with any Environmental Law, would not have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. There are no past, present, or anticipated future events, conditions, circumstances, practices, plans or legal requirements that could reasonably be expected to prevent, or materially increase the burden on the Company or any Subsidiary of their complying with applicable Environmental Laws or of their obtaining, renewing, or complying with all Environmental Permits required under such laws. There are and have been no Materials of Environmental Concern or other conditions at any property owned, operated or otherwise used by the Company or any Subsidiary now or in the past, or at any other location, that could reasonably be expected to give rise to liability of the Company or any Subsidiary under any Environmental Law. Parent, Seller and the Company have provided to Buyer true and complete copies of all Environmental Reports prepared within the last five years in their possession or control.

          (b) Notwithstanding the representations contained in this Section, Buyer acknowledges that Parent and Seller are not making any representations (express or implied in or pursuant to this Agreement) with respect to any violation of or noncompliance with Environmental Law or Environmental Permits, or failure to obtain Environmental Permits, in each case by reason of any policy of insurance, reinsurance, indemnity, guaranty or assumption of liability of any party, entered into by the Company or any Insurance Subsidiary.

          4.29 Acquisition for Investment.  Each of Seller and Parent
               --------------------------
acknowledges that the Securities have not been registered under the Securities Act, or under any state securities laws. Each of Seller and Parent (to the extent Parent acquires Securities pursuant to Section 11.3) is acquiring the Securities solely for its own account and not with a view to any distribution or other disposition of such Securities or any part thereof, or interest therein, except in accordance with the Securities Act. Each of Seller and Parent is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act).


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS
              ----------------------------------------------------

          Buyer and Holdings hereby represent and warrant to Seller and Parent as follows:

          5.1  Organization of Buyer and Holdings.  Each of Buyer and Holdings
               ----------------------------------
is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties.

          5.2  Authorization.  Each of Buyer and Holdings has all necessary
               -------------
corporate authority to enter into this Agreement and the Tax Agreement and has taken all necessary corporate action to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Tax Agreement have been duly executed and delivered by each of Buyer and Holdings. Assuming the due execution of this Agreement by Parent and Seller, this Agreement is a legal, valid and binding obligation of each of Buyer and Holdings enforceable against each of them in accordance with its terms, and assuming the due execution of the Tax Agreement by Parent, Seller and the Company, the Tax Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, in each case, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Subject to the occurrence of the Closing, the TOPrS Side Letter will be duly executed and delivered by Holdings and the partnership party thereto. Upon execution and delivery by Holdings and such partnership of the TOPrS Side Letter and assuming the due execution of the TOPrS Side Letter by Seller, the TOPrS Side Letter will be a legal, valid and binding obligation of Holdings and such partnership, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5.3  No Conflict or Violation.  Neither the execution, delivery and
               ------------------------
performance of this Agreement or the Tax Agreement by Holdings and Buyer, nor the execution, delivery and performance of the Indenture or the TOPrS Side Letter or the issuance of Debentures by Holdings, nor the execution, delivery and performance of the Trust Agreement by Holdings, as depositor, nor the issuance of the Preferred Securities by Trust, nor the issuance, if issued, of Holdings Common Stock by Holdings pursuant to the provisions of Section 11.3 nor the consummation by Buyer, Holdings or Trust of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws, in the case of Holdings or Buyer, or any provisions of the Trust Agreement, in the case of Trust, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession (including any agreements, documents or instruments (the "Financing Documents") constituting part of the financing required to
      -------------------
consummate the transactions contemplated by this Agreement (the "Financing")) to
                                                                 ---------
which Buyer, Holdings or Trust is a party or is subject or by which any assets of Buyer, Holdings or Trust are bound, which breach or default is in a Financing Document or would, individually or in the aggregate, have a Material Adverse Effect on Buyer or Holdings or interfere in any material way with the ability of Buyer or Holdings to consummate the transactions contemplated by this Agreement, the TOPrS Side Letter and the Tax Agreement, to the extent a party thereto, or (c) subject to obtaining the approvals referred to in Section 4.11, a violation by Buyer, Holdings or Trust of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would, individually or in the aggregate, have a Material Adverse Effect on Buyer or Holdings or their respective ability to consummate the transactions contemplated by this Agreement and the Tax Agreement, to the extent a party thereto.

          5.4  No Brokers.  Except for the services of Merrill Lynch & Co.,
               ----------
neither Buyer nor Holdings has employed, or is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. Buyer is solely responsible for any such payment, fee or commission that may be due to Merrill Lynch & Co. in connection with the transactions contemplated by this Agreement.

          5.5  Acquisition for Investment.  Buyer acknowledges that the Stock
               --------------------------
has not been registered under the Securities Act or under any state securities laws. Buyer is acquiring the Stock solely for its own account and not with a view to any distribution or other disposition of the Stock or any part thereof, or interest therein, except in accordance with the Securities Act. Buyer is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act).

          5.6  Organizational Documents.  Copies of the certificate of
               ------------------------
incorporation and bylaws of Buyer and Holdings have heretofore been delivered to Seller and such copies are true, accurate and complete, without any amendment, modification or supplement, as of the date of this Agreement and the Closing Date (except such amendments, modifications or supplements which would not have a Material Adverse Effect on Seller or which change the amount of authorized capital stock).

          5.7  Capitalization of Buyer.  (a)  All the outstanding shares of
               -----------------------
capital stock of Buyer are owned, directly or indirectly, by Holdings. As of the Closing Date, investment partnerships affiliated with KKR shall own, directly or indirectly, no less than 70% of the common stock of Holdings, which percentage shall be reduced to reflect any investment made by Parent and/or Seller pursuant to Section 11.3.

          (b) In the event that Parent and/or Seller acquires any of the Holdings Common Stock as provided in Section 11.3 hereof, such shares will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

          5.8  Consents and Approvals.  Except for (i) consents, approvals,
               ----------------------
authorizations, declarations, filings and registrations required by the nature of the business or ownership of Parent, Seller, the Company and the Subsidiaries, (ii) filings in respect of the transactions contemplated hereby required to be made for compliance with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, (iii) filings under the Securities Act and the rules promulgated thereunder in connection with the sale of the Underwritten Notes and (iv) the filing of premerger notification reports under the HSR Act, no consents, approval or authorization of, or decla-ration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Buyer, Holdings or any of their respective Affiliates in connection with the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

          5.9  Financial Obligations.  Buyer has received and delivered copies
               ---------------------
to Seller of (i) a commitment letter from senior lenders regarding the transactions contemplated by this Agreement, (ii) the Underwriter Letter, (iii) a letter with respect to equity Financing (other than that to be provided by management of the Company), which letter is addressed to Seller and (iv) an agreement in principal between Buyer and management of the Company with respect to the investment by management referred to in Section 8.19.

          5.10 Solvency.  At the Closing (after and giving effect to the
               --------
acquisition of the Stock and the Financing), neither Buyer, Holdings, Trust nor the Company will (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) has unreasonably small capital with which to engage in its business or (iii) has incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

          5.11 Trust.  (a)  As of the Closing, (i) Trust shall have been duly
               -----
created and be validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware with full business trust power and authority to (A) own property and to conduct its business, (B) issue and perform its obligations under the Preferred Securities and the Common Securities and (C) consummate the transactions contemplated by the Trust Agreement; (ii) Trust shall be duly qualified to transact business as a foreign company and shall be in good standing in any other jurisdiction in which such qualification is neces-sary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect on Trust; (iii) Trust shall not be a party to or otherwise bound by any material agreement other than those listed in
Schedule 5.11;

(iv) Trust shall be treated for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and (v) Trust shall be reported as a consolidated subsidiary of Holdings pursuant to GAAP.

          (b) At the Closing, the Common Securities shall be duly authorized by the Trust Agreement and, when issued and delivered by Trust to Holdings against payment therefor, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of Trust; the issuance of the Common Securities shall not be subject to preemptive or other similar rights; and at the Closing all of the issued and outstanding Common Securities will be directly owned by Holdings free and clear of any Encumbrances.

          (c) Prior to the Closing, the Trust Agreement shall have been duly authorized by Holdings and, at the Closing, will have been duly executed and delivered by Holdings and the Trustees, and will be a legal, valid and binding obligation of Holdings (as depositor) and the Trustees enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Prior to the Closing, the guarantee agreements relating to Trust shall have been duly authorized by Holdings and, when validly executed and delivered by Holdings, will be a legal, valid and binding obligation of Holdings enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (e) Prior to the Closing, the Preferred Securities shall have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration therefor, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in Trust, and will be entitled to the benefits of the Trust Agreement; the issuance of the Preferred Securities shall not be subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

          (f) Prior to the Closing, the Indenture shall have been duly authorized by Holdings and, assuming due authorization by the trustee thereunder, when validly executed and delivered by

Holdings and such trustee, will be a legal, valid and binding obligation of Holdings enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (g) Prior to the Closing, the Debentures shall have been duly authorized by Holdings and, at the Closing, will have been duly executed by Holdings and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor, will be a legal, valid and binding obligation of Holdings enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and will be in the form contemplated by the Indenture.


                                   ARTICLE VI

                  ACTIONS BY PARENT, SELLER, HOLDINGS AND BUYER
                  ---------------------------------------------
                              PRIOR TO THE CLOSING
                              --------------------

          Parent, Seller, Holdings and Buyer covenant as follows for the period from the date hereof to the Closing Date (except, in the case of Section 6.16, for the period specified in such Section):

          6.1  Maintenance of Business and Preservation of Permits and Services.
               ------------------------------------------- --------------------
Except as expressly contemplated by this Agreement, Seller shall cause the Company and each Subsidiary to carry on its business, in the ordinary course consistent with past practice. Neither Parent nor Seller shall cause the Company or any Subsidiary to terminate an officer thereof or to diminish the duties or responsibilities of such officer.

          6.2  Additional Financial Statements.  As soon as reasonably
               -------------------------------
practicable after the end of the applicable period, Seller shall furnish to Buyer (a) the quarterly convention statements of the Subsidiaries for all interim quarterly periods subsequent to September 30, 1995, which shall have been prepared on a basis consistent with the Convention Statements and, with respect to the financial statements included therein, in accordance with Statutory Accounting Principles, (b) the quarterly financial statements of the Company, the GAAP Subsidiaries and Ridge Re for all quarterly periods subsequent to September 30, 1995, which shall have been prepared in accordance with generally accepted accounting principles and on a basis consistent with the Company GAAP Financial Statements, the Subsidiary GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be, subject to normal year-end adjustments and the absence of footnote disclosure, (c) the consolidated financial statements for the Company, each of the GAAP Subsidiaries and Ridge Re for the year ended December 31, 1995, which shall have been prepared in accordance with generally accepted accounting principles and on a basis consistent with the Company GAAP Financial Statements, the

Subsidiary GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be, and (d) (to the extent ordinarily prepared) all monthly financial statements of the Company, the Subsidiaries and Ridge Re (for months subsequent to June 1995), which shall have been prepared in a manner consistent with past practice.

          6.3  Certain Prohibited Transactions.  Parent and Seller agree to
               -------------------------------
cause the Company and each Subsidiary not to, without the prior written approval of Buyer or except as expressly contemplated by this Agreement:

          (a) terminate, cancel or amend any insurance coverage maintained by the Company or any of its Subsidiaries with respect to any material assets of the Company or any Subsidiary which is not replaced by an adequate amount of insurance coverage or is not deemed unnecessary in the reasonable judgment of the Company;

          (b) settle any pending or threatened Action relating to an insurance claim in an amount in excess of $5,000,000 above the policy limit relating to such claim or settle any other pending or threatened Action in an amount in excess of $1,000,000; or

          (c) take any action which causes any representation or warranty (other than Section 4.7(a)) of Parent or Seller in this Agreement to be or become untrue at Closing or results in a material breach of any covenant made by Parent or Seller in this Agreement.

          6.4  Investigation by Buyer.  Parent and Seller shall, and shall use
               ----------------------
their reasonable efforts to cause the Company and the Subsidiaries to, allow Buyer during regular business hours through Buyer's employees, agents and representatives, to make such investigation of the business, properties, books and records of the Company and the Subsidiaries, and to conduct such examination of the condition of the Company and the Subsidiaries, as Buyer reasonably deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of Seller hereunder; provided, however, that any information
                                    --------  -------
obtained from Seller or the Company shall be deemed to be Evaluation Material for purposes of the Confidentiality Agreement dated August 3, 1995, between Seller and Kohlberg Kravis Roberts Co., L.P. (the

"Confidentiality Agreement") and shall be subject to the Confidentiality
 -------------------------
Agreement.

          6.5  Consents.  (a)  As soon as practicable after execution and
               --------
delivery of this Agreement, Buyer and Seller shall make all filings required under the HSR Act. Buyer and Seller will each furnish all information as may be required by any other state regulatory agency properly asserting jurisdiction or by the Federal Trade Commission and the United States Department of Justice under the HSR Act in order that the requisite approvals for the purchase and sale of the Stock pursuant hereto, and the transactions contemplated hereby, be obtained or to cause any applicable waiting periods to expire.

          (b) Buyer shall use its best efforts to file Form A change of control applications with the applicable state insurance regulators referred to in
Schedule 4.11 within 45 days from the date hereof. Buyer will use its reasonable efforts to obtain insurance regulatory approvals as soon as possible following the Form A change of control filings. Parent and Seller shall cooperate with Buyer to obtain such approvals.

          (c) Seller and Buyer will, as soon as practicable, commence to take all other action required to obtain as promptly as practicable all necessary consents, approvals, authorizations and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby and by the Ancillary Agreements, including all consents, approvals and waivers referred to in Sections 7.4 and 8.2 hereof, and Buyer, Parent and Seller shall cooperate with each other with respect thereto.

          (d) Buyer and Seller will cooperate in seeking applicable regulatory approval so as to permit the Subsidiaries to continue to pay management fees to the Company following the Closing at the same level as are currently being paid.

          (e) Buyer and Seller will cooperate in seeking applicable regulatory approval so as to permit IIC to pay to II prior to Closing an extraordinary dividend of at least $50,000,000. To the extent such approval is obtained, Seller shall cause IIC to pay to II prior to Closing an extraordinary dividend of at least $50,000,000.

          (f) Notwithstanding the foregoing, however, none of Parent, Seller, Holdings, Buyer, the Company or the Subsidiaries shall be required to agree to any limitations, requirements or conditions of, any third party including, but not limited to, any insurance regulatory body, or make any payment to any party including the Company or any Subsidiary in order to obtain consents referred to in Sections 7.4 and 8.2. Parent and Seller shall be entitled to have a representative or representatives present at all meetings that may be held by Buyer, Holdings or Trust with insurance regulators.

          6.6  Notification of Certain Matters.  Parent and Seller, to the
               -------------------------------
extent within the actual knowledge of an officer of Parent or Seller listed on
Schedule 1.1B, shall give prompt notice to Buyer, and Buyer, to the extent within the knowledge of Buyer, shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date, (ii) any material failure of Parent, Seller, Holdings or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder (and each party shall use all reasonable efforts to remedy such failure), (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, (v) any Actions that, if pending or threatened on the date hereof, would have been required to have been disclosed pursuant to Section 4.13 and (vi) any Actions that relate to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

          6.7  No Solicitations.  (a)  Parent, Seller and each of their
               ----------------
respective Affiliates, including the Company and the Subsidiaries, will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations, understandings, arrangements or agreements relating to the sale or exchange of any Stock, the merger or amalgamation of the Company or any of its Subsidiaries with, or the direct or indirect disposition of a significant amount of the Company's assets or any Subsidiary's assets or business to any Person other than Buyer and Holdings or their Affiliates or provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction (except that the Company may direct inquiries to Buyer, which shall not disclose confidential information about the Company or any of its Subsidiaries in connection with responding to such inquiries). In the event that Parent, Seller or any of their Affiliates, including the Company and the Subsidiaries receives a solicited or unsolicited inquiry, proposal or offer for such a transaction or obtains information that such an offer is likely to be made, Parent and Seller will provide Buyer with notice thereof as soon as practical after receipt thereof, including the identity of the prospective purchaser or soliciting party. Buyer and Holdings agree that to the extent they engage in any discussions regarding the Company or the Subsidiaries with potential purchasers of the capital stock or businesses thereof, Buyer and Holdings shall not include officers or employees of the Company or the Subsidiaries in such discussions.

          (b) The parties acknowledge that there may be no adequate remedy at law for a breach of Section 6.7(a) and that money damages may not be an adequate remedy for breach of such Section. Therefore, the parties agree that Buyer shall have the right, in addition to any other rights it may have, to injunctive relief and specific performance of Section 6.7(a) in the event of any breach of such Section. The remedy set forth in the preceding two sentences is cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

          6.8  Cooperation; Accounting and Other Matters.  (a) Seller shall, and
               -----------------------------------------
Seller shall use its reasonable efforts to cause the Company to, cooperate with Buyer in respect of any proposed public offering or private placement of securities, and arrangements of other financing by Buyer, the proceeds of which are to be used to finance a portion of the purchase of the Stock by Buyer (provided, however, that Seller shall not be obligated to participate in such
 --------  -------
financing or the marketing thereof and shall not be obligated to be a party to any underwriting, private placement or other agreement with respect thereto), and shall, without limitation of the foregoing, cause such Company financial statements to be prepared as may be required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act.

          (b) Buyer shall give Seller and Parent a reasonable opportunity to review any references to Seller, Parent, this Agreement or the transactions contemplated hereby in any registration statement or private placement memorandum relating to the sale of securities the proceeds of which are to be used to finance a portion of the purchase of the Stock by Buyer and any amendments or supplements thereto by providing to Seller and Parent drafts of such registration statement or private placement memorandum or any amendments or supplements thereto prior to filing such documents with the Securities and Exchange Commission or distributing such documents to potential purchasers of privately placed securities and allow Seller and Parent a reasonable opportunity (as determined under the circumstances and consistent with the overall timing constraints applicable to preparation of such registration statement, private placement memorandum, amendment or supplement) to review and comment thereon.

          6.9  Investment Portfolio.  (a)  Parent and Seller shall cause the
               --------------------
Company and the Subsidiaries to manage the investment portfolio for the Company and the Subsidiaries in accordance with the Investment Policy.

          (b) Five days prior to the Closing Date, Parent and Seller shall cause the Company to deliver to Buyer a list of all Investments in the investment portfolio for the Company and the Subsidiaries as of such date.

          6.10 Reinsurance Agreements.  Seller shall cause the Company and each
               ----------------------
Subsidiary not to, without the prior written approval of Buyer (which approval shall not be unreasonably withheld), except in the ordinary course of business consistent with past practice (i) except for the Ridge Re Endorsements, amend any reinsurance or retrocession agreement, (ii) enter into or commit to enter into any loss portfolio transfer or other similar transaction, agreement or arrangement or series of related transactions, agreements or arrangements involving any ceded reinsurance of the Company or any Subsidiary, (iii) enter into or commit to enter into any reinsurance or retrocession contract or treaty except to replace, renew or extend existing reinsurance and retrocession agreements and treaties on terms which are not different in any material respect from the terms of the agreement or treaty being replaced, renewed or extended, as the case may be, or (iv) commute or terminate any contract of reinsurance, provided that Seller shall cause the Company and each Subsidiary not to commute
- --------
or terminate any such contract which at the time of commutation or termination is legally carried on the books of the Company and the Subsidiaries in an amount of $5,000,000 or more. All reinsurance or retrocession agreements or treaties permitted by this Section shall not have a change of control or similar provision which would require the Company or any Subsidiary to obtain a consent to consummate the transactions contemplated hereby (unless such provisions shall have been waived prior to Closing).

          6.11 Dividends.  Seller and Parent shall cause the Company not to (i)
               ---------
declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company, (ii) make any other payment or distribution to Parent, Seller or any Affiliate of Parent (excluding the Company and the Subsidiaries, but including TRG and its subsidiaries), or
(iii) redeem, purchase or otherwise acquire any of the capital stock of the Company or any Subsidiary, except for (A) payments permitted under the Tax Agreement, (B) payments under the contracts, agreements or arrangements referred to in Schedule 4.23 or described in clauses (i), (ii) or (iii) of Section 4.23(b), (C) the dividends contemplated by Sections 6.18(i) and 9.7 and (D) distributions to Seller of any proceeds received by the Company (gross of any income tax obligations) from the First Quadrant Final Sale or of any amounts received by the Company (gross of any income tax obligations) as proceeds or purchase price adjustments from the Viking Sale or Constitution Re Sale. For purposes of the exception set forth in (D) in the preceding sentence, proceeds shall include any amounts (net of any state tax obligations for which the Company is liable under the stock purchase agreement for the company whose sale generated such proceeds) subsequently received after the date of this Agreement with respect to tax payments from such companies but shall not include any tax payments previously received. In addition, as soon as practicable after the date of this Agreement, the Company shall distribute $100,000 to Seller in respect of the Constitution Re 1994 tax shortfall.

          6.12 Seller Notes.  The Company and the Subsidiaries shall not dispose
               ------------
of the Seller Notes to a Person other than a Subsidiary, except that the Company and the Subsidiaries may dispose of all or a portion of the Seller Notes prior to Closing to a Person other than a Subsidiary if upon such disposition Seller shall pay to the Company the excess of (i) the aggregate principal amount of the Seller Notes so disposed plus accrued but unpaid interest through the date of such disposition over (ii) the Third Party Amount. To the extent not already disposed of, immediately prior to Closing, (i) Seller shall repay the outstanding principal amounts and any accrued but unpaid interest thereon under the Seller Notes issued by it and held at that time by the Company or any Subsidiary and (ii) Parent shall cause Credit Corp. to repay the outstanding principal amounts and any accrued but unpaid interest thereon under the Seller Notes issued by Credit Corp. and held at that time by the Company or any Subsidiary.

          6.13 Leesburg Training Facility.  The Company and the Subsidiaries
               --------------------------
shall not dispose of any of their interests in the ground lease agreement among Parent and certain of the Subsidiaries or the lease agreement among Seller and such Subsidiaries, each dated as of December 1, 1985 and each relating to approximately six acres of land in Loudon County, Virginia and a training facility located thereon or their fee interests in such facility (the "Leesburg
                                                                       --------
Training Facility"), to a Person other than a Subsidiary, except that the
- -----------------
Company and the Subsidiaries may dispose of their interests (in whole or in part) in the Leesburg Training Facility prior to Closing to a Person other than a Subsidiary if upon such disposition Seller pays to the Company the excess of
(i) the greater of $118,000,000 and the statutory carrying value of the Leesburg Training Facility as of December 31, 1995 over (ii) the Third Party Amount. If no Third Party Amount has been received by the Company or any Subsidiary prior to the Closing, immediately prior to Closing, Parent and Seller agree to cause an amount equal to the greater of (i) the statutory carrying value of the Leesburg Training Facility as of December 31, 1995 and (ii) $118,000,000, to be contributed to such Subsidiaries, allocated to such Subsidiaries in accordance with Schedule 6.13 (such contributed amount, the "Leesburg Training Facility
                                                  --------------------------
Amount").  At Closing, the Company shall cause to be transferred to Seller or an
- ------
Affiliate of Seller any remaining interests the Company or any of the Subsidiaries has in the Leesburg Training Facility. Upon any transfer of the Leesburg Training Facility in accordance with this Section 6.13, the Company and the Subsidiaries shall have no further rights or obligations relating to the Leesburg Training Facility.

          6.14   Reserves and Book-Up.  (a)  Effective as of December 31, 1995,
                 --------------------
Parent and Seller shall cause the reserves of CFI and its subsidiaries and WSG and its subsidiaries for periods prior to December 31, 1992 to be increased for statutory accounting and GAAP purposes in an amount so that after 85% of such increase is ceded to Ridge Re pursuant to the applicable Ridge Re Treaties, CFI and its subsidiaries and WSG and its subsidiaries shall have ceded to Ridge Re the maximum amount of losses and loss adjustment expenses permitted under the applicable Ridge Re Treaties. Immediately following such increases and effective as of December 31, 1995, Parent and Seller shall cause CFI and its subsidiaries and WSG and its subsidiaries to make the cession referred to in the immediately preceding sentence.

          (b) Effective as of December 31, 1995 Parent and Seller shall cause II and its subsidiaries to increase their reserves for statutory accounting and GAAP purposes by an additional $50,000,000 and cede 85% of such increase to Ridge Re pursuant to the applicable Ridge Re Treaty.

          (c) During 1996 and at least one day prior to the Closing Date, Parent and Seller shall cause the reserves of CFI and its subsidiaries and WSG and its subsidiaries to be increased for statutory accounting and GAAP purposes in the amounts specified by Buyer and/or Seller, but not to exceed an additional $115,000,000 and $100,000,000, respectively (beyond the increases required by paragraph (a) above).

          6.15 Rating Agency Presentations.  Buyer shall give Seller reasonable
               ---------------------------
notice of any meetings prior to the Closing Date with A.M. Best & Co. ("A.M.
                                                                        ----
Best") to discuss the insurance claims paying ratings of the Insurance
- ----
Subsidiaries, and Seller at its option may have a representative at such meetings.

          6.16 Certain Admitted Assets.  Parent and Seller shall indemnify,
               -----------------------
guaranty or otherwise post credit support to the extent that as of the Closing Date the Insurance Subsidiaries shall not have received credit for statutory purposes for the Crostex/Camfex Purchase Money Notes in an amount equal to at least $35 million. Such indemnity, guaranty or credit support shall continue until final maturity of such notes but only in the amount provided in the preceding sentence.

          6.17 Intercompany Accounts.  (a)  Except as provided in Sections 6.12
               ---------------------
and 6.13, all intercompany accounts (other than those relating to Taxes and those under or relating to reinsurance contracts and arrangements) between the Company and any Subsidiary, on the one hand, and Parent and any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, as of the Closing shall be settled at fair value (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. At least five business days prior to the Closing, Seller shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent reasonably requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing. All intercompany reinsurance agreements shall remain in effect and shall be settled in the ordinary course of business. All intercompany accounts relating to Taxes will be governed by the Tax Agreement.

          (b) As promptly as practicable, but no later than 60 days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a statement setting out in reasonable detail the calculation of such intercompany account balances as of the Closing Date (giving effect to any settlement under subsection (a) and any other payments). Buyer and Seller shall cooperate in the preparation of any such calculation including the provision of supporting documentation to verify the underlying intercompany charges, transactions and payments. If Buyer disagrees with Seller's calculation of such intercompany balances Buyer may, within 30 days after delivery of such statement, deliver a notice to Seller disagreeing with such calculation and setting forth Buyer's calculation of such amount. If Buyer and Seller are unable to resolve such disagreement within 30 days thereafter, such disagreement shall be resolved by independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller. The net amount of any such intercompany balance shall be paid in cash promptly thereafter, together with interest thereon from and including the Closing Date to but excluding the date of payment at a rate equal to 5% per annum. Such interest shall be payable at the same time as the payable to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

          6.18 Certain Required Transfers.  Prior to the Closing Date, Parent
               --------------------------
and Seller shall cause TRG to transfer all of the outstanding capital stock of Envision to the Company.

          6.19 Financing.  Buyer shall use its reasonable efforts to obtain
               ---------
financing that will satisfy the condition in Section 8.9 hereof.

          6.20 Dividends Received by TRG.  In the event that Seller receives
               -------------------------
cash dividends from TRG between January 1, 1996 and the Closing, immediately prior to Closing Seller shall make a capital contribution to the Company in an amount (the "TRG Contributed Dividends") equal to the lesser of the dividends so
             -------------------------
received and the TRG Dividend Replacement Amount. Seller shall use reasonable efforts to have TRG's subsidiaries distribute the fullest amount permitted by insurance regulators and applicable law (not to exceed the TRG Dividend Replacement Amount) to it prior to Closing.

          6.21 Capital Contribution by Seller.  Immediately prior to Closing,
               ------------------------------
Seller shall make a capital contribution to the Company in an amount equal to $1,700,000.

          6.22 TOPrS.  Seller and Buyer shall, and Holdings shall cause an
               -----
affiliated investment partnership to, execute and deliver the TOPrS Side Letter at the Closing.

          6.23 Subsidiary Credit Agreements.  In the event any indebtedness
               ----------------------------
under any Subsidiary Credit Agreement is prepaid, including by reason of any acceleration thereof, with funds contributed by Seller for the purpose of such prepayment, the cash payable pursuant to Section 2.2 shall be increased by an amount equal to such indebtedness. No such prepayment shall constitute a breach of this Agreement.


                                   ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF PARENT AND SELLER
                 ----------------------------------------------

          The obligations of Parent and Seller to consummate the transactions contemplated hereby on the Closing Date are subject, in the discretion of Parent and Seller, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Buyer and Holdings contained in this Agreement and the Ancillary Documents to which Buyer or Holdings is a party shall be true and correct in all material respects (except that such representations and warranties specifically qualified by materiality shall be read for purposes of this Section so as not to require an additional degree of materiality) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, any breaches of such representations and warranties as of the Closing Date (determined for purposes of this clause without regard to any materiality qualifications in such representations and warranties) taken together shall not have a Material Adverse Effect on Holdings, Buyer, the Company and the Subsidiaries, taken as a whole (assuming that the Closing shall have occurred), or on Parent or Seller, and Buyer and Holdings shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to Seller a certificate (signed by the President of Buyer and the President of Holdings) to the foregoing effect.

          7.2  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          7.3  No Governmental or Other Proceeding; Illegality.  (a)  No Action
               -----------------------------------------------
shall be pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement (including, without limitation, the execution, delivery and performance of any Ancillary Agreement by the parties thereto) which either Parent or Seller reasonably believes presents a material risk that it or its Affiliates would suffer substantial monetary damage (whether or not indemnified under this Agreement).

          (b) There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated hereby, including, without limitation, the execution or delivery of any of the Ancillary Agreements or the performance of any of the Guarantees, the Tax Agreement or the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsements.

          7.4  Consents.  All consents, approvals and waivers from governmental
               --------
authorities and other parties necessary to permit Seller and Parent to consummate the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect on Seller or Parent, as the case may be, provided,
                                                                 --------
however, that no such consent, approval or waiver shall contain any limitations,
- -------
requirements or conditions on Parent or Seller or require Parent or Seller to make any payment to any party including the Company or any Subsidiary.

          7.5  Opinion of Counsel.  Buyer shall have delivered to Seller an
               ------------------
opinion of Simpson Thacher & Bartlett, substantially in the form of Exhibit E-1, an opinion of King & Spalding, special tax counsel to Holdings and Buyer, substantially in the form of Exhibit E-2, and an opinion of Richards, Layton & Finger, special Delaware counsel to Holdings and Buyer, substantially in the form of Exhibit E-3.

          7.6  Certificates.  Buyer and Holdings will furnish Seller with such
               ------------
certificates of their respective officers, directors and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.7  Corporate Documents.  Seller shall have received from Buyer and
               -------------------
Holdings resolutions adopted by the Board of Directors of Buyer and Holdings approving this Agreement, the Tax Agreement, the TOPrS Side Letter and the Debentures, as applicable, and the transactions contemplated hereby and thereby, certified by the corporate secretary or assistant secretary of Holdings and Buyer, as applicable.

          7.8  TRG Closing.  TRG Acquisition shall have simultaneously purchased
               -----------
all of the outstanding shares of TRG capital stock pursuant to the TRG
Agreement.

          7.9  Registration Rights Agreement.  Trust and Holdings shall have
               -----------------------------
executed and delivered to Seller a Registration Rights Agreement substantially in the form of Exhibit F.

          7.10 Solvency Matters.  Buyer shall have provided to Seller, any
               ----------------
solvency letters or similar opinions or certificates relating to the solvency and adequate capitalization of Buyer, Holdings or the Company and/or the ability of Buyer, Holdings or the Company to pay its debts that are given to any banks or other lenders in connection with the acquisition of the Stock at the same time as such letters, opinions or certificates are provided to such banks or other lenders.

          7.11 Capitalization.  Holdings shall have received no less than
               --------------
$500,000,000 in equity and the amount of indebtedness for borrowed money of Holdings and Buyer shall be no more than $1,325,000,000 (excluding the Debentures).

          7.12 Company Certificates.  Seller shall have received (i) a
               --------------------
certificate signed by each of the persons listed on Schedule 1.1C dated as of the date of this Agreement, and (ii) a certificate signed by each of such persons dated as of the Closing Date, in each case substantially in the form of Exhibit G.

          7.13 Subsidiary Releases.  All of the domestic U.S. Subsidiaries
               -------------------
included in the consolidated federal income tax return of Parent which are Subsidiaries as of Closing shall have executed and delivered to Parent and Seller the releases of any and all obligations under existing tax sharing agreements substantially in the form of Exhibit H.


                                  ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND BUYER
                 -----------------------------------------------

          The obligations of Holdings and Buyer to consummate the transactions contemplated hereby are subject, in the discretion of Buyer, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          8.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Parent and Seller contained in this Agreement and the Ancillary Agreements to which Parent or Seller is a party shall be true and correct in all material respects (except that such representations and warranties specifically qualified by materiality shall be read for purposes of this Section so as not to require an additional degree of materiality) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, any breaches of such representations and warranties as of the Closing Date (determined for purposes of this clause without regard to any materiality qualifications in such representations and warranties) taken together shall not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, and Parent and Seller shall have performed in all material respects all agreements and covenants (other than those contained in Section 6.3(c) and clauses (i), (ii) and (v) of Section 6.6) required hereby to be performed by them, respectively, prior to or at the Closing Date. There shall be delivered to Buyer a certificate of each of Parent and Seller (signed by an Executive Vice President of Parent and the President of Seller) to the foregoing effect.

          8.2  Consents.  All consents, approvals and waivers (a) referred to in
               --------
clauses (i) and (ii) of Section 4.11, (b) referred to on Schedule 4.10, (c) under reinsurance and retrocession agreements for the accident year in which the Closing occurs that would be terminable as a result of consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (d) under all other reinsurance and retrocession agreements that would be terminable as a result of consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (e) under the reinsurance treaties described in Ex. 1 (part A) of Schedule 4.25 shall have been obtained in form and substance satisfactory to Buyer, acting reasonably, and shall be in full force and effect, except, in the case of consents, approvals and waivers referred to in clauses
(b), (c) and (d), consents, approvals or waivers the failure of which to obtain would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, provided, however, that
                                                       --------  -------
in the case of clauses (a), (b), (c), (d) and (e), no such consent, approval or waiver shall contain any limitations, requirements or conditions on Holdings, Buyer, the Company or a Subsidiary or require Holdings, Buyer, the Company or a Subsidiary to make any payment to any party including in the case of Holdings or Buyer, to the Company or, in the case of Holdings, Buyer or the Company, to any Subsidiary, provided further, that the approval of any intercompany tax
            ----------------
agreements referred to in either Section 4.11(i) or (ii) for a period after Closing shall not be a condition to the obligations of Buyer and Holdings hereunder, and provided still further, that with respect to any intercompany tax
               ----------------------
agreement among the Company and the Subsidiaries for the period January 1, 1995 through Closing, the obligations of Buyer and Holdings hereunder shall be conditioned only on the approval of an agreement that is reasonably consistent with those provisions of the Tax Agreement that provide for the amount and time for payments attributable to Taxes.

          8.3  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          8.4  No Governmental or Other Proceeding; Illegality. (a)  No Action
               -----------------------------------------------
shall be pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement (including, without limitation, the execution, delivery and performance of any Ancillary Agreement by the parties thereto) or to impose limitations on the ability of Buyer to exercise full rights of ownership of the Stock or to require the divestiture by Buyer of the Stock or by the Company, Buyer, Holdings or any of their Affiliates of any assets or businesses, which either Holdings or Buyer reasonably believes presents a material risk that it or its Affiliates (including the Company and the Subsidiaries after the Closing Date) would not realize substantially all of the benefits of the transactions contemplated by this Agreement or would suffer substantial monetary damages (whether or not indemnified under this Agreement).

          (b) There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated hereby, including, without limitation, the execution or delivery of any of the Ancillary Agreements or the performance of any of the Guarantees, the Tax Agreement or the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsements.

          8.5  Opinion of Counsel.  Seller shall have delivered to Buyer an
               ------------------
opinion of Skadden, Arps, Slate, Meagher & Flom, substantially in the form of
Exhibit I-l, an opinion of Richard S. Paul, Senior Vice President and General Counsel of Seller, substantially in the form of Exhibit I-2, an opinion of Richard N. Frasch, general counsel of the Company, substantially in the form of
Exhibit I-3, an opinion of Cox & Wilkinson, special Bermuda counsel to Parent and Seller, substantially in the form of Exhibit I-4, an opinion of LeBoeuf, Lamb, Greene & MacRae, special tax counsel to Parent and Seller, as to the matters set forth in Exhibit I-5, which opinion shall otherwise be in form and substance reasonably satisfactory to Buyer, an opinion of counsel (who shall be reasonably acceptable to Buyer) as to matters of Indiana law set forth in
Exhibit I-6, which opinion shall otherwise be in form and substance reasonably satisfactory to Buyer, and an opinion of counsel (who shall be reasonably acceptable to Buyer) as to matters of New Jersey law set forth in Exhibit I-7, which opinion shall otherwise be in form and substance reasonably satisfactory to Buyer.

          8.6  Certificates.  Parent and Seller shall furnish Buyer with such
               ------------
certificates of the respective officers of Parent and Seller and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.7  Corporate Documents.  Buyer shall have received from Parent and
               -------------------
Seller resolutions adopted by the respective boards of directors of Parent and Seller approving this Agreement and the other Ancillary Agreements to which Parent or Seller is or will be a party and the transactions contemplated hereby and thereby, certified by the corporate secretary or assistant secretary of Parent and Seller, as applicable.

          8.8  TRG Closing.  TRG Acquisition shall have simultaneously purchased
               -----------
all of the outstanding shares of TRG's capital stock pursuant to the TRG Agreement.

          8.9  Financing.  Buyer shall have obtained proceeds from financing
               ---------
sources on terms and conditions consistent with the Underwriter Letter and with the senior bank commitment letter provided by Buyer to Seller prior to the date hereof, and otherwise reasonably satisfactory to Buyer.

          8.10 No Material Adverse Effect.  Since June 30, 1995, there shall not
               --------------------------
have occurred any event, change or development (including, without limitation, the suspension, revocation or other termination of any Permit) which individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          8.11 No Change in Rating.  Buyer shall have received confirmation from
               -------------------
A.M. Best that upon Closing the A.M. Best's policyholder's rating for each Insurance Subsidiary will be "A-" (without negative implications) or better, and after giving effect to the transactions contemplated by this Agreement, the Ancillary Agreements and the Financing Documents.

          8.12 Resignation of Officers and Directors.  All Persons who are
               -------------------------------------
directors and/or officers of the Company and/or any of the Subsidiaries whose principal employment is as an officer and/or employee of Seller and/or Parent, shall have resigned such directorships and/or such offices.

          8.13 Transfer Taxes.  Seller shall have caused all appropriate stock
               --------------
transfer tax stamps to be affixed to the certificate or certificates representing the Stock.

          8.14 Seller Notes.  Seller and Credit Corp. shall have made the
               ------------
payments contemplated by Section 6.12 and repaid all amounts outstanding under any Seller Notes that are still held by the Company and any Subsidiary together with any accrued but unpaid interest thereon.

          8.15 Leesburg Training Facility Amount.  The Leesburg Training
               ---------------------------------
Facility Amount shall have been paid, as provided in Section 6.13.

          8.16 Reserves and Book-Up.  All of the transactions described in
               --------------------
Section 6.14 shall have been consummated.

          8.17 Ridge Re Endorsements.  Ridge Re, Seller and each Subsidiary
               ---------------------
listed on Schedule 8.17 shall have executed and delivered to Buyer endorsements to the Ridge Re Treaties substantially in the form of Exhibit J.

          8.18 Guarantees.  Parent shall have executed and delivered to Buyer
               ----------
guarantees for the benefit of each Subsidiary listed on Schedule 8.18 substantially in the form of Exhibit K and Parent and Seller shall have executed and delivered to Buyer guarantees for the benefit of each Subsidiary listed on
Schedule 8.18 substantially in the form of Exhibit L.

          8.19 Management Investment.  Members of the management of the Company
               ---------------------
and the Subsidiaries designated by Holdings shall have invested in the capital stock of Holdings on terms substantially consistent with the agreements in principle delivered to Seller prior to the date hereof or otherwise satisfactory to Holdings.


                                   ARTICLE IX

                           ACTIONS BY PARENT, SELLER,
                           AND BUYER AFTER THE CLOSING
                           ---------------------------

          9.1  Books and Records.  Parent, Seller and Buyer agree that so long
               -----------------
as any books, records and files relating to the business, properties, assets or operations of the Company or the Subsidiaries, to the extent that they pertain to the operations of the Company or the Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose. Parent and Seller further agree that, to the extent such records have not otherwise been delivered to the Company or Buyer, Parent and Seller will not destroy or dispose of any material books, records or files relating to the investment portfolio existing as of the Closing Date without first offering to provide such books, records or files to Buyer and that, in any event, Buyer shall have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose, to the extent reasonably requested by Buyer.

          9.2  First Quadrant Final Sale, Viking Sale and Constitution Re Sale.
               ---------------------------------------------------------------
If the Company shall, after the Closing Date, receive any proceeds from the First Quadrant Final Sale, or any amount as purchase price adjustments from the Viking Sale or Constitution Re Sale, Buyer shall cause the Company to remit such amounts (net of any tax obligation of Buyer, the Company or any Subsidiary) to Seller as promptly as practicable.

          9.3  Covenants Regarding the Securities.  In connection with any sale,
               ----------------------------------
transfer or other disposition of all or any part of the Securities under an exemption from registration under the Securities Act, if requested by Buyer, Seller (or Parent, if such Securities are held by Parent) will deliver to Holdings an opinion of counsel (which may be the General Counsel of Parent or, if such Securities are held by Seller, of Seller), reasonably satisfactory in form and substance to Holdings, that such exemption is available; provided,
                                                                  --------
however, that in case of any sale or other transfer of Securities to any Person
- -------
who is a qualified institutional buyer as defined in Rule 144A under the Securities Act, no opinion of counsel shall be required if Seller (or Parent, if such Securities are held by Parent) provides to Holdings an officer's certificate to the effect that such Person is a qualified institutional buyer as defined in Rule 144A under the Securities Act. Parent and Seller hereby agree and acknowledge that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or substitution thereof) shall bear, until such restrictions are no longer applicable, the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE BLUE SKY LAWS OR SECURITY LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS."

          Parent and Seller further agree and acknowledge that any Holdings Common Stock acquired in accordance with Section 11.3 shall also bear (until such time as such restrictions are no longer applicable) the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND CERTAIN OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT, BETWEEN NEW TALEGEN HOLDINGS CORPORATION AND XEROX FINANCIAL SERVICES, INC., A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF NEW TALEGEN HOLDINGS CORPORATION."

          9.4  Crostex/Camfex Purchase Money Notes.  Seller and Parent shall
               -----------------------------------
indemnify, guaranty or otherwise post credit support pursuant to the covenant set forth in Section 6.16 from and after the Closing.

          9.5  Certain Employee Benefit Matters.  (a)  Parent and its Affiliates
               --------------------------------
(other than the Company, the Subsidiaries, TRG and its subsidiaries) shall retain all liabilities and obligations under the employee stock ownership plan ("ESOP") in which employees of the Company and the Subsidiaries participated
  ----
prior to January 1, 1993. All awards made to such participants under the ESOP shall fully vest as of the Closing Date.

          (b) Parent and its Affiliates (other than the Company, the Subsidiaries, TRG and its subsidiaries) shall retain all liabilities and obligations under the Long Term Incentive Program for the benefit of the participants listed on Schedule 9.5. All payments due to such participants under the Long Term Incentive Program shall be made at Closing.

          9.6  Transfer Taxes.  Seller shall pay, or cause to be paid, all stock
               --------------
transfer and other transfer taxes required to be paid in connection with the sale and delivery to Buyer of the Stock.

          9.7  Dividends Received by TRG.  To the extent that the TRG Dividend
               -------------------------
Replacement Amount exceeds the TRG Contributed Dividends as of Closing, Seller shall cause TRG to declare and pay at Closing a dividend to Seller in the form of a promissory note issued by TRG and in a principal amount equal to such excess, and immediately thereafter Seller shall contribute such note to the Company and assign to the Company all its rights thereunder. Such note shall be payable at such times as TRG shall have cash available (after the payment of its indebtedness and other corporate expenses). Interest shall accrue thereon at a rate per annum equal to the Overdue Rate (as defined in the Tax Agreement).

          9.8  Ridge Re.  On and after the Closing Date, Parent and Seller shall
               --------
cause Ridge Re to refrain from (i) entering into any reinsurance or retrocession agreement or treaty and (ii) engaging in any business other than in connection with the Ridge Re Treaties, as amended by the applicable Ridge Re Endorsements, and the other treaties referenced in the first sentence of Section 4.9(c) as in effect on the date hereof, provided that the obligations contained in this
                           --------
Section 9.8 shall terminate upon consummation of the sale of Ridge Re to a Qualified Transferee.

          9.9  Further Assurances.  On and after the Closing Date, Parent,
               ------------------
Seller, the Company, Holdings and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the business of the Company.


                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

          10.1 Survival of Representations and Warranties.  Holdings and Buyer
               ------------------------------------------
have the right to rely fully upon the representations, warranties, covenants and agreements of Parent and Seller contained in this Agreement and the Ancillary Agreements. Parent and Seller have the right to rely fully upon the representations, warranties, covenants and agreements of Holdings and Buyer contained in this Agreement and the Ancillary Agreements. All such representations and warranties (including the Schedules hereto and the certificates delivered in accordance with Sections
7.1 and 8.1 hereof, insofar as the Schedules and such certificates relate to such representations and warranties) shall be deemed to be repeated at Closing for purposes of this Article X and, except as set forth in the last sentence of this Section, shall survive the execution and delivery hereof and the Closing, and thereafter (i) in the case of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.18, 5.1, 5.2, 5.4, 5.7 and 5.11
(other than clauses (iii), (iv) and (v) of Section 5.11(a)) hereof, such representations and warranties shall survive without limitation as to time, (ii) in the case of the representations and warranties contained in Sections 4.21,
4.24 and 4.28 hereof, such representations and warranties shall survive until 90 days after the expiration of the applicable statute of limitations with respect to the subject matter thereof and (iii) in the case of all other representations and warranties, such representations and warranties shall expire on the date two years following the Closing Date; provided, however, that any representation or
                                  --------  -------
warranty shall survive the time it would otherwise terminate pursuant to this Section to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto in accordance with
Section 10.3 hereof prior to such time. All of the covenants and agreements of the parties contained in this Agreement and the Ancillary Agreements to be performed on or after the date of this Agreement shall survive the Closing without limitation as to time. Notwithstanding the foregoing, none of the following representations and warranties (including the Schedules hereto and the certificates delivered in accordance with Sections 7.1 and 8.1 hereof, insofar as the Schedules and such certificates relate to such representations and warranties) shall survive the Closing: (i) representations and warranties contained in Sections 4.16, 4.21(e), 4.21(h) and 5.10 and in clauses (iii), (iv) and (v) of Section 5.11(a); and (ii) representations and warranties contained in any Section of Article IV and which relate to Excluded Activities.

          10.2 Indemnification.  (a)  Parent and Seller shall jointly and
               ---------------
severally defend, indemnify and hold harmless Buyer, the Company and their Affiliates and each director and officer of such Persons against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"),
                                                                  -------
arising out of, resulting from or relating to:

            (i) subject to Section 10.1, the breach of any representation or warranty of Parent or Seller contained in this Agreement (other than in Section 4.18), any Ancillary

     Agreement or any certificate delivered pursuant hereto or thereto; provided, however, that such Persons shall be entitled to indemnification
     --------  -------
     hereunder only when and to the extent that the aggregate of all such Damages exceeds $10,000,000;

           (ii) the breach of any covenant or agreement (whether to be performed prior to or after Closing) of Parent or Seller contained in this Agreement, any Ancillary Agreement or any certificate delivered pursuant hereto or thereto;

          (iii) any facts, circumstances, conditions, events or actions existing or occurring at any time with respect to Constitution Re, First Quadrant and Viking and any subsidiary of any of the foregoing (other than liabilities related to the business represented by the First Quadrant Asset
     Sale) (collectively, the "Excluded Business");
                               -----------------

           (iv) any Action brought by a security holder or creditor of Seller or Parent in their capacity as such;

            (v) long term incentive payments (including payments arising out of the sale of the Company or the Excluded Business) payable to the Persons listed on Schedule 10.2 including payments under the Long Term Incentive Program;

           (vi)  the breach of the representations and warranties contained in
     Section 4.18;

          (vii) any facts, circumstances, conditions, events or actions existing or occurring after the Closing Date with respect to the Leesburg Training Facility; and

         (viii) the breach, if any, by CFI or WSG of the respective Subsidiary Credit Agreement to which it is a party in connection with any of the reserving actions described in Section 6.14(a).

          The foregoing provisions of this Section 10.2(a) shall not apply with respect to any Damages arising out of (and no indemnification hereunder shall be available with respect to) any (i) breach of any representation or warranty of Parent or Seller that is terminated as provided in Section 10.1 (subject, however, to the proviso contained in Section 10.1), (ii) breaches of the representations and warranties of Parent and Seller contained in this Agreement and the Ancillary Agreements which would result in the failure of any of the conditions in Section 8.1 to be satisfied if Holdings or Buyer had actual knowledge of such breaches (or received notice thereof pursuant to Section 6.6) prior to the Closing Date, (iii) breach of any representation or warranty contained in Section 4.21(h), (iv) breach of any representation or warranty to the extent it relates to Excluded

Activities, (v) action that breaches Section 6.3(c) to the extent such action relates to Excluded Activities (except if such action is directed by Parent or Seller or, prior to or at the time taken, an officer listed on Schedule 1.1B knew that such action was to be taken), (vi) breach of any covenant to be performed prior to Closing to the extent it relates to Excluded Activities, other than a breach of Section 6.1, 6.3(a), 6.3(b), 6.10 or 6.14, (vii) action that breaches Section 6.2 or Section 6.9 (except in each case if such action is directed by Parent or Seller or, prior to or at the time taken, an officer listed on Schedule 1.1B knew that such action was to be taken) or (viii) underfunding of Company Plans (including fines and penalties assessed by governmental authorities relating thereto).

          (b) Buyer shall defend, indemnify and hold harmless Seller, Parent and their Affiliates and each director or officer of such Persons against any Damages arising out of, resulting from or relating to:

            (i) subject to Section 10.1, the breach of any representation or warranty of Holdings or Buyer contained in this Agreement (other than in
     Section 5.4), any Ancillary Agreement or any certificate delivered pursuant hereto or thereto; provided, however, that such Persons shall be entitled
                        --------  -------
     to indemnification hereunder only when and to the extent that the aggregate of all such Damages exceeds $10,000,000;

           (ii) the breach of any covenant or agreement (whether to be performed prior to or after Closing) of Holdings or Buyer contained in this Agreement, any Ancillary Agreement or any certificate delivered pursuant hereto or thereto;

          (iii) third party claims in connection with the sale of the Underwritten Notes, provided that (x) such Damages did not result from any act or omission by Parent, Seller or any Affiliate (other than the Company or any Subsidiary) or any director, officer, employee or agent thereof and
     (y) any Notice (as defined in Section 10.3 below) related to an indemnification claim under this clause (iii) must be delivered prior to the third anniversary following the Closing Date and no Notice may be delivered thereafter; and

           (iv)  the breach of the representations and warranties contained in
     Section 5.4.

          The foregoing provisions of this Section 10.2(b) shall not apply with respect to any Damages arising out of (and no indemnification hereunder shall be available with respect to) any (i) breach of any representation or warranty of Holdings or Buyer that is terminated (subject, however, to the proviso contained in Section 10.1), (ii) breaches of the representations and warranties of Holdings and Buyer contained in this Agreement and the Ancillary Agreements which would result in the failure of any of the conditions in Section 7.1 to be satisfied if Parent or Seller had actual knowledge of such breaches (or received notice thereof pursuant to Section 6.6) prior to the Closing Date or (iii) any breach of any representation or warranty contained in Section 5.10 or in clauses (iii), (iv) or (v) or Section 5.11(a).

          (c) For purposes of clause (i) of Section 10.2(a), (X) a "Material Adverse Effect" (as such term is used in any representation or warranty contained in Article IV other than the representations and warranties contained in Section 4.7(a)) shall be deemed to have occurred if the aggregate of all Damages related to any such representation or warranty shall exceed $100,000 and
(Y) the representations and warranties contained in Sections 4.7, 4.13 and 4.15(b) shall be read as if such representations and warranties do not include the words "Knowledge of Seller".

          (d) The term "Damages" as used in this Article X is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article X, but includes Damages incurred or sustained by any such Person in the absence of third party claims.

          (e) No claim for Damages under this Article X may be asserted or pursued by any former Subsidiary against Parent or Seller, unless, prior to the date that such former Subsidiary shall have ceased to be a "Subsidiary", such former Subsidiary shall have delivered a Notice to Parent or Seller relating to such claim.

          10.3 Indemnification Procedures.  (a)  In the event that any Person
               --------------------------
shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such Person (the "Indemnitee") may assert a claim for
                                    ----------
indemnification by written notice (the "Notice") to the party from whom
                                        ------
indemnification is being sought (the "Indemnitor"), stating the amount of
                                      ----------
Damages, if known, and the nature and basis of such claim. In the case of Damages arising or which may arise by reason of any third-party claim, promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any such Action is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice. If the Indemnitor shall assume the defense of such Action, it shall not settle such Action without the prior written consent of the

Indemnitee, which consent shall not be unreasonably withheld, provided that an
                                                              --------
Indemnitee shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnitee other than financial obligations for which such Indemnitee will be indemnified hereunder. As long as the Indemnitor is contesting any such Action in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such Action. Notwithstanding the assumption by the Indemnitor of the defense of any Action as provided in this Section, the Indemnitee shall be permitted to participate in the defense of such Action and to employ counsel at its own expense; provided,
                                                                     --------
however, that if the defendants in any Action shall include both an Indemnitor
- -------
and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such Action on its behalf, at the expense of the Indemnitor; provided
                                                                        --------
that the Indemnitor shall not be obligated to pay the expenses of more than one separate counsel for all Indemnitees, taken together.

          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Action within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such Action, then the Indemnitee may assume the defense of any such Action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determination made in such Action, provided, however, that the Indemnitee shall not be permitted to settle
        --------  -------
such action without the consent of the Indemnitor. No such determination or settlement shall affect the right of the Indemnitor to dispute the Indemnitee's claim for indemnification. The Indemnitor shall be permitted to join in the defense of such Action and to employ counsel at its own expense.

          (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Damages for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

          (d) In the event of any dispute between the parties regarding the applicability of the indemnification provisions of this Agreement, the prevailing party shall be entitled to recover all Damages incurred by such party arising out of, resulting from or relating to such dispute.

          10.4 Insurance Proceeds and Tax Limitations.  The amount of any
               --------------------------------------
Damages or other liability for which
indemnification is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnitee under insurance policies with respect to such Damages or other liability and shall be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnitee arising from the receipt of indemnity payments hereunder (unless such indemnity payment is treated as an adjustment to the purchase price hereunder for tax purposes) and (ii) reduced to take account of any Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damages or other liability. Such Tax cost or Tax benefit, as the case may be, shall be computed for any year using the Indemnitee's actual tax liability with and without (i) the incurrence or payment of any Damages or other liability for which indemnification is provided under this Agreement or (ii) the payment of any indemnification payments made pursuant to this Agreement in such year. In the event that the Indemnitee will actually realize a Tax cost or Tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, a payment in respect of such Tax cost or Tax benefit shall be made in such subsequent year(s). Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the purchase price hereunder for Tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to the Indemnitee causes any such payment not to constitute an adjustment to the purchase price for United States Federal income tax purposes.

          10.5 Tax Indemnification.  Notwithstanding anything to the contrary in
               -------------------
this Agreement, the rights and obligations of the parties with respect to indemnification for any and all Tax matters (other than with respect to any representations and warranties contained herein relating to Tax matters, except to the extent Buyer or Holdings is indemnified under the provisions of the Tax Agreement) shall be governed by the Tax Agreement and shall not be subject to this Article X, including any calculation pursuant to clause (i) of Section 10.2(a).


                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

          11.1 Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated hereby abandoned:

          (a)  by mutual consent of the parties; or

          (b) by Parent and Seller, on the one hand, or Holdings and Buyer, on the other hand, on June 17, 1996 if it can be reasonably anticipated that the approvals referred to in Section 4.11(i) cannot be obtained without the applicable regulatory authorities imposing an additional material economic burden on Parent or Seller, on the one hand, or Holdings, Buyer, the Company and the Subsidiaries, taken as a whole, on the other hand; or

          (c) by Parent and Seller, on the one hand, or Holdings and Buyer, on the other hand, if the conditions to such parties' obligations set forth in Articles VII and VIII, as the case may be, have not been satisfied (or waived by the party entitled to the benefit thereof) on or before
     August 17, 1996; provided that if the approvals referred to in Section
                      --------
     4.11(i) have not been obtained by August 17, 1996, this Agreement shall not be terminated prior to October 17, 1996 if it can be reasonably anticipated that such approvals can be obtained by October 17, 1996; or

          (d) by Parent and Seller, on the one hand, or Holdings and Buyer, on the other hand, if the TRG Agreement is terminated in accordance with its terms.

          Upon termination of this Agreement pursuant to this Section 11.1, this Agreement shall be void and of no further force and effect (except as provided in the last sentence of this paragraph) and no party shall have any liability to any other party under this Agreement unless such party has (a) willfully failed to have performed its obligations hereunder or (b) knowingly made a misrepresentation of any matter set forth herein. For purposes of the immediately preceding sentence, with respect to obligations of the Company or any Subsidiary to take or refrain from taking any action under this Agreement or obligations of Parent or Seller to cause the Company or any Subsidiary to take or refrain from taking any action under this Agreement, neither Parent nor Seller shall be deemed to have "willfully failed" unless, in each case, such action or failure to act is directed by Parent or Seller or occurs with knowledge of an officer listed on Schedule 1.1B or 1.1C; provided that if such
                                                         --------
action or failure is (X) not directed by Parent or Seller, (Y) occurs with the knowledge of an officer listed on Schedule 1.1C and (Z) occurs without the knowledge of an officer listed on Schedule 1.1B, Buyer shall recover only its Third Party Expenses and Seller and Parent shall have no further liability under this Agreement. For purposes of the second preceding sentence, neither Parent nor Seller shall be deemed to have "knowingly" made a misrepresentation unless an officer listed on Schedule 1.1B or 1.1C knows such representation is untrue when made; provided that if a representation is known to be untrue when this
           --------
Agreement is executed by the parties hereto by an officer listed on Schedule 1.1C but not by an officer listed on Schedule 1.1B, Buyer shall recover only its Third Party Expenses and Seller and Parent shall have no further liability under this Agreement. Notwithstanding a termination of this Agreement, the provisions of Sections 11.2(b) and 11.11, the last sentences of Sections 4.18 and 5.4 and the confidentiality provision of the proviso to Section 6.4 hereof shall continue in full force and effect.

          11.2 Confidentiality.  (a)  Parent and Seller shall assign to the
               ---------------
Company at or prior to, and with effect from and after the Closing, all of their respective rights under the Confidentiality Agreement and under any other confidentiality agreements with third Persons relating to the business of the Company or any of the Subsidiaries.

          (b) Except as otherwise required by law (including if required by any stock exchange on which any of the securities of any party or their respective Affiliates are listed or by any securities commission or similar regulatory authority having jurisdiction over any such party or any of its Affiliates), Buyer, Holdings, Seller and Parent shall keep confidential all aspects of the transactions contemplated hereby, including the fact that this Agreement has been executed. Notwithstanding the foregoing or the terms of the Confidentiality Agreement, Buyer, Holdings and their respective Affiliates and Seller, Parent and their respective Affiliates may disclose information concerning the transactions contemplated hereby in connection with the financing of such transactions by Holdings and Buyer, to potential equity investors in Holdings or any of its Affiliates, as necessary to obtain any consents referenced in Section 8.2 and, in the case of Parent, as it, in its sole discretion, deems appropriate in light of its status as a Person with public stockholders. The parties will use their reasonable efforts to make the release to be issued announcing the Closing a mutually acceptable joint release. Before issuing any other press release with respect to the transactions contemplated by this Agreement, the parties will use reasonable efforts to provide each other with a reasonable opportunity to review and comment on any such announcement.

          11.3 Parent Option.  (a)  Parent and/or Seller shall have the right to
               -------------
purchase up to an aggregate of 19.9% of the Holdings Common Stock immediately prior to the Closing for a per share purchase price equal to the per share purchase price paid or payable by other stockholders of Holdings on or prior to the Closing Date, provided that if investment partnerships affiliated with KKR
                  --------
shall have invested, as of the Closing Date, in a corporation which wholly-owns Holdings (rather than investing directly in Holdings), references to "Holdings Common Stock" in this Section 11.3, Sections 5.3, 5.7(b) and 9.3 and clause (b) of the definition of "Securities" contained in Section 1.1 shall be deemed to be references to the common stock of such corporation and references to "Holdings" and "New Talegen Holdings Corporation" in Section 9.3 shall be deemed to be references to such corporation. Parent and/or Seller shall pay the aggregate purchase price for any shares to be purchased pursuant to this Section in cash, payable by wire transfer in immediately available funds to an account which Buyer shall designate in writing to Parent no less than two business days prior to the Closing Date. To exercise such right, Parent and/or Seller must deliver irrevocable written notice to Buyer within 45 days from the date hereof which indicates the percentage interest (after giving effect to its purchase) of Holdings Common Stock that Parent and/or Seller desire to purchase hereunder, but not to exceed an aggregate of 19.9% (which irrevocable notice shall bind Parent, subject to the last sentence of this Section, to make such purchase on the Closing Date). No such notice shall be effective unless Parent and/or Seller concurrently delivers a notice under
Section 11.3 of the TRG Agreement which indicates Parent's and/or Seller's election to purchase the same aggregate percentage interest in the securities covered by the election thereunder that Parent and/or Seller elect to purchase hereunder. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 11.1, Parent and Seller shall cease to have the right to purchase Holdings Common Stock hereunder, whether or not their rights had been previously exercised, and any notice which shall have been delivered pursuant to this Section shall be void and of no effect.

          (b) Any Holdings Common Stock purchased by Parent and/or Seller pursuant to paragraph (a) above shall be subject to the terms and conditions set forth in Exhibit M.

          11.4 Assignment.  Neither this Agreement nor any of the rights or
               ----------
obligations hereunder may be assigned by Parent or Seller without the prior written consent of Holdings or Buyer, or by Holdings or Buyer without the prior written consent of Parent or Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

          11.5 Notices.  Unless otherwise provided herein, any notice, request,
               -------
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in Person or by courier or facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

     If to Parent or
       Seller:                     Xerox Financial Services, Inc.
                                   100 First Stamford Place
                                   Stamford, Connecticut  06904-2347
                                   Attn:  Stuart B. Ross
                                          Chairman & Chief Executive
                                          Officer
                                   Fax:   (203) 325-6822

                                             and

                                   Xerox Corporation
                                   800 Long Ridge Road
                                   Stamford, Connecticut  06904
                                   Attn:  Richard Paul, Esq.
                                          General Counsel
                                   Fax:   (203) 968-3446

               With a copy to:     Skadden, Arps, Slate, Meagher &
                                   Flom
                                   919 Third Avenue
                                   New York, New York  10022
                                   Attn:  Lou R. Kling, Esq.
                                                 and
                                          Peter Allan Atkins, Esq.
                                   Fax:   (212) 735-2000

          If to Holdings or
            Buyer: New Talegen Holdings Corporation c/o Kohlberg Kravis Roberts & Co. 2800 Sand Hill Road, Suite 200 Menlo Park, California 94025
                                   Attn:  Saul A. Fox
                                   Fax:  (415) 233-6594

               With copies to:     Joseph W. Brown
                                   Talegen Holdings, Inc.
                                   Waterfront Center One
                                   1011 Western Avenue, Suite 1000
                                   Seattle, Washington  98101
                                   Fax:  (206) 654-2633

                                   Gary I. Horowitz, Esq.
                                   Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Fax:  (212) 455-2502

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          11.6 Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.


          11.7 Entire Agreement; Amendments and Waivers.  This
               ----------------------------------------
Agreement, together with the Ancillary Agreements and the Confidentiality Agreement (except to the extent superseded hereby), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement (including, without limitation, any Schedule hereto) shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. With respect to breaches of any representation, warranty or covenant contained herein, unless this Agreement shall have been terminated pursuant to Section 11.1, the sole remedy of the parties against each other shall be the indemnification rights set forth in Section 10.2.

          11.8 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.9 Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.10     Headings.  The headings of the Articles and
                    --------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          11.11     Expenses.  Subject to Section 11.1, Seller and Buyer will
                    --------
each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

          11.12     [Intentionally Omitted].
                     ---------------------

          11.13     Joint and Several.  (a)  All covenants, representations and
                    -----------------
warranties made by Parent or Seller in this Agreement shall be deemed to be joint and several covenants, representations and warranties of Parent and Seller.

          (b) All covenants, representations and warranties made by Holdings or Buyer in this Agreement shall be deemed to be joint and several covenants, representations and warranties of Holdings and Buyer.

          11.14     No Third Party Beneficiaries.  This Agreement shall inure
                    ----------------------------
exclusively to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors and legal representatives. Except as expressly provided in Section 10.2, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                        XEROX CORPORATION


                                         /s/ Stuart B. Ross
                                        -----------------------------------
                                        Name:     Stuart B. Ross
                                        Title:    Executive Vice President


                                        XEROX FINANCIAL SERVICES, INC.


                                         /s/ Stuart B. Ross
                                        -----------------------------------
                                        Name:     Stuart B. Ross
                                        Title:    Chairman, President and
                                                  Chief Executive Officer


                                        NEW TALEGEN HOLDINGS CORPORATION


                                         /s/ Saul A. Fox
                                        -----------------------------------
                                        Name:     Saul A. Fox
                                        Title:    President and Chief
                                                  Executive Officer


                                        TALEGEN ACQUISITION CORPORATION


                                         /s/ Saul A. Fox
                                        -----------------------------------
                                        Name:     Saul A. Fox
                                        Title:    President and Chief
                                                  Executive Officer